UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.     )

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CubeSmart

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A Letter from our CEO Dear Shareholder: Our 2023 results showcased another successful year for the CubeSmart platform. We successfully grew cash flows as the business continued to normalize off the exceptional highs from the post-pandemic period. Our portfolio strategy, with its concentration in top-40 MSAs and focus on high-quality assets with strong demographics, experienced steadier performance as the lower-beta nature of these assets helped to mitigate the impact of the tightest housing market in almost 30 years. Our largest market, New York City, was a leader for our portfolio, as strong demand patterns drove steady, outsized growth. Overall, urban markets, which rely less on housing-related demand, outperformed the more volatile Sun Belt markets throughout the year. Our investments in systems, processes, and people continue to bear fruit as we position ourselves to maximize cash flows through any macro environment. We continue to evolve our operating model as we focus on meeting our customers in the manner they’re most comfortable interacting. We made further refinements to our digital platforms to ensure we’re providing seamless interactions with our customers, while enhancing the overall experience. Our operational focus in 2023 was on simplicity, as we improved efficiency for our teammates to allow them to focus on providing our industry-leading customer service. The focus on simplicity also applied to our efforts to control expenses. We found opportunities to streamline processes to add further efficiencies to our in-store operating model. Our investments in solar helped to mitigate pressure on utility expenses while we also had a successful year appealing property tax assessments. Another year of below-inflationary expense growth helped to expand same-store operating margins by 50 basis points. We remain disciplined with our capital allocation strategy. Volatility in the capital markets created dislocation in the transaction market and limited the opportunity to find investments with attractive risk-adjusted returns that fit into our portfolio strategy. We acquired one store during the year for $22.0 million and had an additional two stores under contract at year end for $20.2 million. Our joint venture development program is another key value creator to enhance our portfolio with infill locations in core markets. We ended the year with four projects in the pipeline with a total anticipated capital contribution of $94.2 million. Our balance sheet is well-positioned to provide financial stability while also providing substantial capacity to fund future growth. At year end, leverage was at 4.1x net debt/EBITDA, well below the range for our BBB/Baa2 investment grade credit rating, providing us with significant capacity to fund future growth. We remain protected from interest rate volatility, with less than 1% of our debt floating rate and just $31.4 million of debt set to mature in 2024. Our well-staggered maturity schedule has a weighted-average maturity of 5.4 years. In December, we announced our 15th consecutive annual increase to our dividend as we continue to share our cash flow growth with our shareholders. We remain focused on growing in a sustainable manner for the benefit of all our stakeholders. We believe achieving our ESG (environmental, social, and governance) objectives complements our business and leads to long-term value creation for our shareholders. Our annual sustainability report provides detail on our ESG program and highlights our various initiatives and performance against our stated sustainability targets. Our strategic focus on quality positions us to produce above-average risk-adjusted returns throughout economic cycles. Our high-quality platform, with its innovative culture and proprietary technological systems, is designed to maximize cash flows across all macro environments. Our high-quality portfolio, with industry-leading demographics in core markets, is designed to produce more stable cash flows and smooth out some of the volatility in the market. Our high-quality balance sheet, with its conservative leverage levels and well-staggered fixed rate maturities, is positioned to efficiently fund future growth. We head into 2024 well-positioned to continue creating long-term value for all of our stakeholders. Sincerely, Christopher P. Marr Trustee, President and Chief Executive Officer 1

NOTICE OF THE 2024 ANNUAL MEETING OF SHAREHOLDERS Notice is hereby given that the 2024 annual meeting of shareholders of CubeSmart will be held on Tuesday, May 21, 2024 at 8:00 a.m. Eastern Time, at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, PA 19355. Record Date Shareholders of record at the close of business on March 22, 2024 are entitled to vote at the meeting. Items of Business • To elect as Trustees the nine individuals named in this proxy statement to serve until our 2025 annual meeting of shareholders and until their successors are duly elected and qualified. • To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024. • To cast an advisory vote to approve our executive compensation. • To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. The proxy statement that follows describes each of these items in detail. Your vote is important. Whether or not you plan to attend the annual meeting, please vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating, and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to attend the meeting. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet. This proxy statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian. By Order of the Board of Trustees, Jeffrey P. Foster Chief Legal Officer and Secretary Malvern, Pennsylvania April 5, 2024 2

TABLE OF CONTENTS 3 Section Page Section Page Summary Meeting Information 4 Pre-Approval Policies and Procedures 24 About CubeSmart 5 Compensation Committee 25 2023 Highlights 6 Corporate Governance & Nominating Committee 26 Executive Compensation Highlights 7 Overview 26 Environmental, Social & Governance 8 Overview 8 Oversight & Risk Management 8 Named Executive Officers 28 Environmental 8 Named Executive Officer Compensation 29 Social 9 Compensation Discussion & Analysis 29 Governance 10 CEO Pay Ratio 40 Proposal 1: Election of Trustees 11 Summary Compensation Table 41 Trustee Nominees 12 Grants of Plan-Based Awards 43 Overview of Trustee Nominees 12 Outstanding Equity Awards 44 Details of Trustee Nominees 12 Shares Vested and Options Exercised 46 Summary of Trustee Qualifications 15 Nonqualified Deferred Compensation 46 Trustee Compensation 16 Cash Compensation 16 Equity Awards 16 Pay Versus Performance 51 Trustee Deferred Compensation Plan 16 Ownership of Company Shares 54 Trustee Compensation Table 17 Corporate Governance 18 Corporate Governance Documents 18 Trustee Independence 18 Risk Management 19 Trustee Share Ownership Guidelines 20 Communications with the Board 20 Board Committee Membership and Meetings 21 Board Meetings 21 Questions and Answers About Voting 59 Householding of Proxy Materials 62 Other Matters 63 Board Committees Overview 21 2023 Board Membership Summary 22 Audit Committee 23 FFO and FFO, as adjusted 64 Overview 23 NOI 66 Audit Committee Report 23 Same-Store Results 67 56 Trustee Qualifications, Recruitment & Nominations 26 Severance Plan and Potential Payments Upon Termination or Change in Control Proposal 2 – Ratification of Independent Registered Accounting Firm 48 57 Policies Regarding Transactions with Related Persons 58 Information about Voting and Proxy Materials Appendix – Reconciliation of Non-GAAP Measures 64 59 Non-Executive Chair of the Board; Executive Sessions 21 Proposal 3 – Advisory Vote on Executive Compensation Fees Paid to Independent Registered Accounting Firm 24

SUMMARY MEETING INFORMATION Meeting Details The annual meeting of shareholders will be held on May 21, 2024 at 8:00 a.m. Eastern Time at the offices of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Voting Information Voting by Internet and telephone is available 24 hours a day until 11:59 pm Eastern Time on the day before the annual meeting. We have provided to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, at no charge, you should follow the instructions for requesting such materials in the Notice. This proxy statement and related materials are being first mailed or made available to shareholders on or about April 5, 2024. For further details on voting, see the details listed on the proxy card or reference “Information About Voting and Proxy Materials” on page 59. Proposals The following proposals are scheduled to be voted upon at the annual meeting: Proposal Board Recommendation Page for details Election of Trustees For (each nominee) 11 To elect as Trustees the nine individuals named in this proxy statement to serve until our 2025 annual meeting of shareholders and until their successors are duly elected and qualified. Ratification of Independent Registered Public Accounting Firm For 56 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024. Advisory Vote on Executive Compensation For 57 To cast an advisory vote on our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is non-binding. 4

(1) FFO is a non-GAAP financial measure. See appendix to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures. ABOUT CUBESMART 5 Who We Are We are a self-administered and self-managed real estate investment trust (“REIT”) focused primarily on the ownership, operation, management, acquisition, and development of self-storage properties in the United States. Our Mission To simplify the organizational and logistical challenges created by the many life events and business needs of our Customers through innovative solutions, unparalleled service, and genuine care. Snapshot at December 31, 2023 1,406 Properties 41 States with operations $13.4 Billion Enterprise value Long-Term Growth Value Creation Strategy Building an industry-leading platform to generate outsized growth from our high-quality portfolio while maximizing long-term shareholder value

2023 HIGHLIGHTS

Overview

2023 was another excellent year for CubeSmart. Our sophisticated platform maximized performance, as growth levels normalized following two years of outsized growth during the pandemic. Our innovative team continued to work diligently to execute across our key strategic objectives of:

- **Delivering robust operational and financial growth:** We generated strong rent growth once again as our platform successfully navigated the volatile macro environment. Another year of sector-leading expense controls also supported cash flow growth, leading to another successful year increasing FFO, as adjusted.
- **Growing our portfolio of high-quality, well-positioned storage assets:** We showcased our disciplined capital allocation strategy as the volatile capital market environment presented few external growth opportunities with attractive risk-adjusted returns. We continue to find attractive ways to deploy capital through targeted development in our core markets and redevelopment of select assets to create long-term value.
- **Maintaining a conservative, unsecured balance sheet**: Our predominantly fixed-rate balance sheet with no significant near-term maturities insulated us from the impact of rising interest rates while we further reduced leverage, providing us with significant capacity to fund future external growth.

5.9%
FFO, as adjusted per share growth [1]

4.2%
Same-store NOI growth [1]

3.5%
Same-store revenue growth


CUBESMART
self storage


CUBESMART
self storage

$22.0 M
Acquisitions

$94.2 M
Development Pipeline

167
New management contracts

4.1x
Net Debt/EBITDA


CUBESMART
storage

4.1%
Dividend increase [2]


CUBESMART
self storage

(1) FFO and NOI are non-GAAP financial measures. See appendix to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

(2) Increase to quarterly dividend announced December 7, 2023 for the period ending December 31, 2023 and payable January 16, 2024.

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EXECUTIVE COMPENSATION HIGHLIGHTS Our executive compensation is designed to attract and retain the best possible executive talent, aligning executive goals with short-term and long-term Company performance. 83% of our CEO’s pay and 71% of our other NEOs’ pay was incentive-based in 2023, tying our NEOs’ compensation to Company and shareholder success. 2023 CEO Compensation 2023 other NEO Compensation For further details on our executive compensation, please see the Named Executive Officer Compensation section of this report on pages 29-53. 7 Christopher P. Marr President and Chief Executive Officer $ 884,000 $ 1,480,479 $ 4,099,971 $ 255,234 $ 6,719,684 Timothy M. Martin Chief Financial Officer and Treasurer $ 550,000 $ 697,813 $ 1,549,968 $ 127,089 $ 2,924,870 Joel D. Keaton Chief Operating Officer $ 500,000 $ 571,875 $ 975,031 $ 93,367 $ 2,140,273 Jeffrey P. Foster Chief Legal Officer and Secretary $ 484,000 $ 491,260 $ 649,987 $ 92,418 $ 1,717,665 Jennifer L. Schulte Chief Human Resources Officer $ 337,000 $ 169,595 $ 340,039 $ 64,576 $ 911,210 Total All Other Compensation Named Executive Officer (“NEO”) Position Salary Long-Term Equity Award Annual Incentive Award 2023 Compensation Summary

Overview In order to achieve our long-term goals, we strive to be a good corporate citizen. Our core values provide the backbone of our company culture, ensuring that we operate with integrity and genuine care. Our Environmental, Social & Governance (“ESG”) initiatives further support our efforts to grow our business in a sustainable manner that is beneficial to all of our stakeholders while adhering to these core values. We continue to prioritize opportunities to reduce the environmental impact of our stores; improve engagement with our teammates, investors, and the communities in which we operate; and maintain sound corporate governance practices. Oversight & Risk Management Our ESG initiatives are broadly managed by an internal committee chaired by our Chief Financial Officer and includes senior team members from across major functions of the organization who have the subject-matter expertise to provide input into ESG topics. The Corporate Governance & Nominating Committee of our Board of Trustees (the “Board”) oversees our ESG efforts. Our senior management team regularly reports to the Board on the status of our ESG program, our performance against the goals we’ve set, and the various initiatives we’ve undertaken to improve our sustainability. These ESG initiatives complement our broader program of risk management. We regularly evaluate our portfolio for risks within our key markets and individual assets. Self-storage properties have low obsolescence, and we invest in maintenance and capital projects to further extend the useful life of our stores. While we remain focused on climate-related risks that could impact our portfolio, we believe the significant regional diversification and the low emissions and energy consumption of our stores help to mitigate the climate and environmental regulatory risks to our portfolio. Environmental We are focused on our environmental impact and are committed to reducing our already small environmental footprint. Self-storage has a relatively low impact on the environment as it consumes less energy and water while emitting fewer greenhouse gases than other real estate property types. We leverage a streamlined communication process for our local property managers to notify us of any physical issues with our properties that would have an adverse impact on energy or water usage. Additionally, we utilize a centralized system to monitor utility usage data in real time to identify potentially hidden issues and find opportunities for improvement. Our facilities team is empowered to address these issues quickly to ensure our portfolio operates efficiently. We also continue to invest in a variety of environmentally-focused initiatives to further reduce our impact: • Solar: Our solar program reduces our carbon footprint through the production of renewable energy while also producing attractive financial returns. At the end of 2023, we had 107 owned properties, or 17.5% of our owned portfolio, with operating solar panels. • High Efficiency Lighting Retrofit: In 2022, we kicked off a three-year interior lighting upgrade project. We’ve replaced existing lighting with energy efficient LEDs at 162 stores to date, with an additional 33 scheduled for 2024. This interior lighting project follows our exterior lighting upgrades at 304 stores since 2018. • HVAC Upgrade: From 2020-2022, we invested $16.4M across our owned portfolio to upgrade HVAC systems with equipment that meets Energy Star requirements and eliminates the use of R22 refrigerant which had produced elevated CFC emissions. • Energy Management Systems ("EMS"): 103 high-usage owned stores across the portfolio are equipped with an EMS which monitors and automates the timing of energy use. • Paper and Toner Reduction: Continued adoption of our online rental platform, SmartRental, has furthered our efforts to reduce paper and toner usage at our stores. ENVIRONMENTAL, SOCIAL & GOVERNANCE 8

ENVIRONMENTAL, SOCIAL & GOVERNANCE

Social

At CubeSmart, we refer to our employees as teammates, because collaboration towards shared goals defines our workplace. We care deeply about the experience our teammates have working with us. The CubeSmart work experience takes a holistic approach to our teammates' total wellbeing at work. Our teammate value proposition includes promoting a sense of belonging to a team; providing opportunities to make a meaningful difference at work and in their communities; supporting our teammates' ongoing personal and professional development; and offering competitive pay and benefits.

Diversity and Inclusion

Our Diversity, Equity, and Inclusion Policy prohibits discrimination on the basis of any legally protected characteristic and outlines the Company's commitment to promoting diversity, equality and inclusion. CubeSmart's Philosophy Regarding Respect in the Workplace outlines the importance of diversity within the organization and must be acknowledged by all teammates. Teammates are required to participate in diversity and unconscious bias training on an annual basis.

The following summarizes our gender and racial/ethnic diversity as of December 31, 2023:


Gender Diversity
Female
55.8%
Male
44.2%


Racial/Ethnic Diversity
Black/African-American
18.9%
White
52.3%
Hispanic/Latino
19.8%
Multi-Ethnic/ Other
6.6%
Asian-American Pacific Islander
2.4%

Teammate Development

During 2023, we provided an average of 18 hours of training per teammate. We also provide a tuition reimbursement program for advancing formal education. We believe in building from within and that the most successful future CubeSmart leaders are already part of our organization. We develop leaders by offering multiple programs that help our teammates understand our culture and grow in their professional skillset. In 2023, 350 teammates were promoted into new roles and/or transitioned into new positions to further their career development.

Teammate Engagement

In 2023, 92% of our teammates participated in our annual engagement survey. Results are communicated within individual teams to share what we learned and where we have opportunities to improve. We've also invested in a Company-wide recognition platform to facilitate meaningful appreciation for the accomplishments of our teammates.

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ENVIRONMENTAL, SOCIAL & GOVERNANCE Customers Our customers are the foundation of our business, and we are focused on providing the most positive self-storage customer experience possible. We regularly obtain feedback from our customers through a variety of channels, including surveys and reviews. We take this feedback seriously and use it to improve the overall customer experience. Supply Chain & Human Rights The CubeSmart Human Rights Policy promotes the principles of the United Nations Universal Declaration of Human Rights and states that the Company will not engage in child labor, modern slavery, or other human rights violations while also providing accountability for ethical business conduct. The CubeSmart Code of Ethics, Conduct & Human Rights for Vendors and Suppliers holds those that we work with to these high standards, ensuring that we’re doing our part to promote ethical conduct throughout our supply chain. A copy of the policies referenced in this section are available in the Corporate Responsibility section of our investor relations website at investors.cubesmart.com. Such policies are not incorporated by reference into this proxy statement. Governance We remain committed to strong corporate governance practices and the highest ethical standards, ensuring accountability while effectively managing risk. For further details on our corporate governance, see pages 18 to 27 of this proxy statement. 10

PROPOSAL 1: ELECTION OF TRUSTEES Our Board is currently comprised of nine Trustees. The term of each Trustee expires at the annual meeting. Our Board, upon the recommendation of its Corporate Governance & Nominating Committee, has nominated the nine current Trustees for election: Piero Bussani, Jit Kee Chin, Dorothy Dowling, John W. Fain, Jair K. Lynch, Christopher P. Marr, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg. The Board affirmatively determined that eight of the nine nominees (Piero Bussani, Jit Kee Chin, Dorothy Dowling, John W. Fain, Jair K. Lynch, John F. Remondi, Jeffrey F. Rogatz and Deborah R. Salzberg) are “independent” Trustees under the rules of the New York Stock Exchange (the “NYSE”). The Board knows of no reason why any nominee would be unable or unwilling to serve as a Trustee. If any nominee is unable or unwilling to serve, the Board may designate a substitute nominee and the persons designated as proxy holders will vote for the substitute nominee recommended by the Board, or the Board may decrease the size of our Board, as permitted by the Bylaws of CubeSmart (the “Bylaws”). Each nominee has consented to be named in this proxy statement and has agreed to serve if elected. When considering whether nominees for Trustee are qualified to enable the Board to fulfill its oversight responsibilities effectively in light of our business and structure, the Corporate Governance & Nominating Committee and the Board focused primarily on the information summarized in each of the nominee’s individual biographies set forth below, all of which contributed to our conclusion that our nominees should be re-elected to serve as trustees. The Board unanimously recommends that shareholders vote in favor of the election of each of the nine nominees to serve as Trustees until the 2025 annual meeting of shareholders and until their successors are duly elected and qualified. 11

TRUSTEE NOMINEES

Overview of Trustee Nominees

Name	Age	Primary Occupation	Trustee Since
Piero Bussani	59	Chief Legal Officer for Homebound.com	2010
Jit Kee Chin	45	Chief Data and Innovation Officer for Suffolk Construction Corporation	2022
Dorothy Dowling	67	Managing Director at Horwath HTL	2017
John W. Fain	70	Retired Senior Vice President of Sales and Marketing at UPS Freight	2012
Jair K. Lynch	52	Chief Executive Officer of Jair Lynch Real Estate Partners	2022
Christopher P. Marr	59	President and Chief Executive Officer of CubeSmart	2014
John F. Remondi	62	Former President, Chief Executive Officer and Director of Navient	2009
Jeffrey F. Rogatz	62	Managing Director with Robert W. Baird and Co.	2011
Deborah R. Salzberg	70	Principal, Uplands Real Estate Partners	2013

Details of Trustee Nominees

Piero Bussani	Age: 59	Trustee Since: 2010

Qualifications: Mr. Bussani has significant business and legal experience across various real estate classes. This experience includes leasing, property management, customer retention, and risk mitigation.

Current and Prior Experience:

- Chief Legal Officer for Homebound.com
- Chief Legal Officer and Global Head—Legal and Risk for Blackstone Group's real estate operations platform, ReVantage Corporate Services
- Managing Director and Chief Legal Officer for Digital Bridge Holdings, LLC
- Executive Vice President for Invitation Homes
- General Counsel and Executive Vice President of Development for Extended Stay Hotels
- Associate in litigation and real estate groups for Arent Fox Kintner Plotkin & Kahn

Jit Kee Chin	Age: 45	Trustee Since: 2022

Qualifications: Dr. Chin has significant experience as a senior executive in the construction industry with a focus on strategy, analytics, and technological infrastructure.

Current and Prior Experience:

- Chief Data and Innovation Officer for Suffolk Construction Corporation
- Cofounder, Suffolk Technologies
- Senior Expert in analytics and Associate Principal for McKinsey & Company
- Board member for STAG Industrial, Inc., a publicly-traded industrial REIT

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TRUSTEE NOMINEES

Dorothy Dowling	Age: 67	Trustee Since: 2017

Qualifications: Ms. Dowling has significant experience as a senior executive in the hospitality and travel industries with a focus on digital and information technologies, customer service, and marketing.

Current and Prior Experience:

- Managing Director at Horwath HTL
- Chief Marketing Officer and Senior Vice President of Sales for BWH Hotel Group (formerly Best Western Hotels and Resorts)
- Vice President of Operations for Parks and Attractions for ARAMARK
- President and COO of Travelodge Canada
- Various executive and leadership positions with Royal Host REIT and Forte Hotels
- Board member of the Global Business Travel Association and President of the GBTA Allied Leadership Council

John W. Fain	Age: 70	Trustee Since: 2012

Qualifications: Mr. Fain has knowledge and executive experience in the transportation and logistics arena as well as experience in real estate law.

Current and Prior Experience:

- Various executive roles with Overnite Transportation Company, now part of UPS Freight
- Associate in real estate law for McGuire Woods
- Board member, Virginia Trucking Association
- Board member and Chairman Emeritus, Greater Richmond YMCA
- Director and member of the audit and compensation committees of Virginia Business Bank

Jair K. Lynch	Age: 52	Trustee Since: 2022

Qualifications: Mr. Lynch has considerable experience in the acquisition, development and management of mixed-use real estate properties.

Current and Prior Experience:

- Founder and CEO of Jair Lynch Real Estate Partners
- Board & committee memberships:
  - United States Olympic Committee
  - Initiative for a Competitive Inner City
  - The Developer Roundtable
  - Sidwell Friends School
  - Federal City Council

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TRUSTEE NOMINEES

Christopher P. Marr	Age: 59	Trustee Since: 2014

Qualifications: Mr. Marr has experience with boards of directors and real estate investment trusts and, in particular, knowledge and experience in the self-storage industry. Mr. Marr has gained extensive knowledge of our business through his service to our Company since 2006 and his former role with Storage USA, Inc.

Current and Prior Experience:

- President and CEO of CubeSmart (2014-present)
- President, Chief Operating Officer and Chief Investment Officer of CubeSmart (2012-2013)
- President and Chief Investment Officer of CubeSmart (2008-2012)
- Chief Financial Officer of CubeSmart (2006-2008)
- Senior Vice President and Chief Financial Officer of Brandywine Realty Trust (2002-2006)
- Chief Financial Officer of Storage USA, Inc. (1998-2002)
- Board member for STAG Industrial, Inc., a publicly-traded industrial REIT

John F. Remondi	Age: 62	Trustee Since: 2009

Qualifications: Mr. Remondi has considerable financial management experience, including service as chief executive officer and chief financial officer at a Fortune 100 financial services company.

Current and Prior Experience:

- President, Chief Executive Officer and member of the Board of Directors of Navient
- President and Chief Executive Officer, Sallie Mae
- Portfolio Manager for PAR Capital Management Group
- Executive Vice President, Corporate Finance, SLM Corporation
- Various corporate finance positions with New England Education Loan Marketing Corporation and BayBank Boston
- Chairman of the Board of Directors of Reading is Fundamental
- Board member for Nellie Mae Education Foundation

Jeffrey F. Rogatz	Age: 62	Trustee Since: 2011

Qualifications: Mr. Rogatz has extensive experience working with real estate investment trusts and serving on boards of directors.

Current and Prior Experience:

- Managing Director with Robert W. Baird & Co., an investment banking firm
- Co-founder of Palladian Realty Capital, which provides consulting and advisory services to real estate companies
- Founder of Triangle Real Estate Advisors LLC, a real estate asset management company
- Founder and President of Ridgeway Capital LLC, a real estate investment and advisory firm
- Chief Financial Officer of Brandywine Realty Trust
- Managing Director and head of the REIT practice for Legg Mason Wood Walker
- Member of Board of Directors of CapLease, Inc., a publicly-traded diversified REIT
- Member of William and Mary Business School Foundation Board

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TRUSTEE NOMINEES Deborah R. Salzberg Age: 70 Trustee Since: 2013 Qualifications: Ms. Salzberg has experience serving on boards of directors and has knowledge and experience in the planning, development, construction and management of new construction, adaptive re-use and redeveloped real estate projects. Current and Prior Experience: • Principal at Uplands Real Estate Partners, which specializes in real estate and financial investing • 35 years’ experience in the real estate sector • Washington, DC Region Chair of Brookfield Properties • President of Forest City Washington, a division of Forest City Realty Trust • Trial attorney in the Civil Division of the U.S. Department of Justice • Board member, Capital Bank • Member of Board of Trustees for The Foundation for National Archives and Planet Word • Member of Real Estate Advisory Committee for the New York State Common Retirement Fund • Board Member, University of Pennsylvania Institute of Urban Research • Member of Federal City Council Summary of Trustee Qualifications 15

TRUSTEE COMPENSATION The Compensation Committee, with the input of Frederic W. Cook & Co. (“FW Cook”), an independent compensation consultant retained by the committee, reviews our Trustee compensation program on an annual basis. Trustees are compensated through an annual cash retainer and an annual equity award. Cash Compensation Independent Trustees were paid an $80,000 annual base cash retainer for service in 2023, as well as additional supplemental cash retainers for the following positions: Position Annual Supplemental Cash Retainer Board—Chair $ 70,000 Audit Committee—Chair $ 30,000 Audit Committee—Member $ 12,000 Compensation Committee—Chair $ 30,000 Compensation Committee—Member $ 10,000 Corporate Governance and Nominating Committee—Chair $ 15,000 Corporate Governance and Nominating Committee—Member $ 7,750 Independent Trustees may also elect to receive all or a portion of their cash compensation in the form of restricted shares. Equity Awards On May 16, 2023, we granted to each independent Trustee time-based restricted shares with an aggregate grant-date target value of $120,000. The number of restricted shares granted was determined by dividing the target value of $120,000 by the average of the trailing 30-day closing price for our common shares preceding the date of grant. Each Trustee received 2,601 restricted shares with an aggregate value for each Trustee of $117,721 based on the closing share price as of the grant date. These shares will vest on the earlier of the first anniversary of the grant date or the Company’s annual meeting of shareholders in 2024. Trustee Deferred Compensation Plan Each plan year, independent Trustees may elect to defer all or a portion of their cash compensation and have such amounts credited to accounts until distributed in accordance with the plan and the participants’ distribution elections. Each distribution account is credited with the returns of the investment options selected by plan participants, which include investment options that are available in our 401(k) plan, or such other investment funds as the Board may designate from time to time. 16

TRUSTEE COMPENSATION Trustee Compensation Table Our independent Trustees received the following compensation for the year ended December 31, 2023: Piero Bussani $ 95,000 $ 117,721 $ 4,540 $ 217,261 Jit Kee Chin $ 81,000 $ 117,721 $ 4,997 $ 203,718 Dorothy Dowling $ 107,625 $ 117,721 $ 5,705 $ 231,051 John W. Fain $ 88,625 $ 117,721 $ 4,938 $ 211,284 Jair K. Lynch $ 83,625 $ 117,721 $ 4,540 $ 205,886 John F. Remondi $ 110,000 $ 117,721 $ 4,540 $ 232,261 Jeffrey F. Rogatz $ 91,000 $ 117,721 $ 4,540 $ 213,261 Deborah R. Salzberg $ 130,000 $ 117,721 $ 4,540 $ 252,261 Trustee Fees Earned or Paid in Cash (1) Share Awards (2) Total All Other Compensation (3) (1) Ms. Dowling and Mr. Fain elected in 2022 to have a portion of their cash compensation, including a portion that would have otherwise been paid in 2023, instead paid as restricted shares that were granted in 2022 as noted in last year’s proxy statement. The cash amounts in the table above include such cash amounts related to service in 2023 that were paid as restricted shares in 2022. (2) On May 16, 2023, each independent Trustee was granted 2,601 restricted shares which vest on the earlier of the first anniversary of the grant date or the Company’s annual meeting of shareholders in 2024. The amounts listed in this column reflect the grant date fair value of the award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 16, “Share-Based Compensation Plans,” in the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024. As of December 31, 2023, each of the independent Trustees named above had 2,601 unvested restricted shares. (3) Includes dividends paid on unvested restricted shares. 17

CORPORATE GOVERNANCE Corporate Governance Documents Our Board maintains Corporate Governance Guidelines and a Code of Business Conduct and Ethics. To view these documents, as well as the charters of each of the Board Committees, please visit our investor relations website at investors.cubesmart.com. Each of these documents is also available in print, free of charge, to any shareholder who requests them in writing to Secretary of CubeSmart, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Trustee Independence NYSE listing standards require listed companies to have a majority of independent board members and to have each of the audit, compensation, and corporate governance & nominating committees comprised solely of independent Trustees. Under the listing standards and other independence requirements of the NYSE, for a Trustee to qualify as “independent,” our Board must affirmatively determine that the Trustee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The Board evaluated the status of each Trustee who served on our Board during 2023. In its evaluation of Trustee independence, our Board considers all commercial, charitable and other transactions and relationships (including tenure of Board service) that any Trustee or member of his or her immediate family may have with us, with any of our affiliates, or with any of our consultants or advisers. Our Board applies the same criteria for assessing independence for purposes of each of the Audit Committee, Corporate Governance & Nominating Committee and Compensation Committee (collectively, the “Board Committees”). Furthermore, in its assessment of a Trustee’s independence for service on the Compensation Committee, our Board considers all factors the Board believes specifically relevant to determining whether the Trustee has a relationship which is material to such Trustee’s ability to be independent from management in connection with his or her duties as a member of the Compensation Committee, including but not limited to any compensation payable to such Trustee. In addition, no member of the Audit Committee or Compensation Committee may accept, directly or indirectly, any consulting, advisory or other compensatory fee from us (other than fees for service as a Trustee and member of Board committees) or be an affiliate of us. After broadly considering all facts and circumstances, the Board affirmatively determined that each of our Trustees (other than Mr. Marr) meets the independence requirements of the NYSE because each has no material relationship with us. Our Board determined that Mr. Marr is not independent because of his current position with us as an NEO. 18

Risk Oversight The Audit Committee oversees risks associated with financial and regulatory matters— particularly financial reporting, tax, accounting, cybersecurity, disclosure, internal controls over financial reporting, investment guidelines, material litigation, and credit and liquidity matters. The Compensation Committee oversees risks associated with executive compensation programs and arrangements (including incentive plans) and succession planning. The Corporate Governance & Nominating Committee oversees risks associated with Board leadership planning, as well as environmental, social, reputational, and corporate governance matters. CORPORATE GOVERNANCE Risk Management Our Board and the Board Committees, as described below, have oversight of our risk management policies and procedures. In addition, our NEOs are directly responsible for our enterprise risk management function. These officers report to the relevant Board Committees regarding these risks and develop programs and recommendations to control the risks identified. The Board Committees then report their discussions with these officers to the Board. 19 In fulfilling their risk management responsibilities, our NEOs have developed management reporting processes that are designed to provide visibility to the Board regarding the identification, assessment, management, and mitigation of critical risks. Not less than quarterly, our NEOs conduct a risk disclosure meeting with members of senior management to discuss financial, legal, regulatory, technology, compliance, cybersecurity, and reputational risks. Our NEOs also report directly to the Board on at least an annual basis to apprise them directly of our risk management efforts. Management at levels below our NEOs also participates in the implementation of our risk management policy by conducting regular reviews of all enterprise risk management policies and procedures and recommending revisions to Company controls and policies. Finally, we retain outside consultants to review relevant risks and to recommend policies and programs to minimize the impact of any risks identified in connection with such review. Cybersecurity Risk Management and Strategy We recognize the importance of developing, implementing and maintaining robust measures to safeguard our electronic information systems and we have established processes, described below, to assess, identify, manage and mitigate risks from cybersecurity threats and cybersecurity incidents. We believe our processes are reasonable for real estate companies of our size and complexity.

CORPORATE GOVERNANCE 20 We face risks associated with security breaches through cyber attacks, cyber intrusions, or otherwise, as well as other significant disruptions of our information technology networks and related systems. The Audit Committee is responsible for overseeing management’s risk assessment and risk management processes designed to monitor and control information security risk. A cross-organizational cyber task force meets regularly and management briefs the Audit Committee on information security matters at least once a year. We have adopted and implemented an approach to identify and mitigate information security risks that we believe are commercially reasonable for real estate companies. We leverage the Center for Internet Security Critical Security Control Framework as the core of our governance program and include additional best practices from the Cloud Security Alliance, vendors, and other sources as necessary. We have not experienced any information security breaches that resulted in significant financial loss. We have insurance coverage designed to help us mitigate cyber risk exposure by offsetting costs involved with recovery and remediation after an information security breach or similar event. We regularly engage independent third parties to test our information security processes and systems as part of our overall enterprise risk management. We also regularly conduct information security training to ensure all employees, including those who may come into possession of confidential financial or personally identifiable information, are aware of information security risks and to enable them to take steps to mitigate such risks. For more information regarding oversight of cybersecurity-related risks, see Item 1C of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024. Trustee Share Ownership Guidelines We maintain share ownership guidelines for our Board to ensure that each Trustee maintains a material personal financial stake in the Company, aligning the interests of our Board with the interests of our shareholders. We expect each Trustee to acquire, within five years of his or her appointment, and thereafter to maintain ownership of, common shares having a market value equal to five times the Trustee’s annual base cash retainer. All of our Trustee candidates with the requisite years of service are in compliance with these guidelines. Communications with the Board Shareholders and other interested parties may communicate with the Board or with the independent Trustees, as a group or individually, by communicating directly with the Chair of the Board. Please send any correspondence in writing to the “Chair of the Board” c/o Secretary of CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, who will then directly forward your correspondence to the Chair of the Board. The Chair will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

BOARD COMMITTEE MEMBERSHIP AND MEETINGS Board Meetings Our Board holds regular and special meetings throughout the year. During 2023, the Board held seven meetings. Each Trustee is expected to attend, in person or by telephone, all Board meetings and meetings of Board Committees on which he or she serves. During 2023, each Trustee attended at least 75% of the Board and Board Committee meetings on which he or she served. Pursuant to our Corporate Governance Guidelines, all of our Trustees are expected to attend our annual meetings of shareholders. All of our Trustees attended our 2023 annual meeting of shareholders. Non-Executive Chair of the Board; Executive Sessions Although our Corporate Governance Guidelines do not require the separation of the roles of Chair of the Board from the Chief Executive Officer, our Board believes that independent Board leadership is an important corporate governance practice. Since May 2022, Deborah R. Salzberg has served as our Non-Executive Chair of the Board. Christopher P. Marr serves as our President and Chief Executive Officer and as a Trustee. Separating the positions of Chair of the Board and Chief Executive Officer allows us to achieve independent oversight and evaluation of our senior management and assures effective communication between the Board and senior management on corporate strategy, while simultaneously allowing our Chief Executive Officer to focus on growing our business and implementing our strategic business plans. Our Non-Executive Chair of the Board is charged primarily with: • presiding over meetings of our Board and shareholders, including executive sessions of the independent Trustees; • establishing an agenda and setting the timing and length for each Board meeting in collaboration with our Chief Executive Officer and other Trustees, and meeting with our Chief Executive Officer following each meeting to discuss any open issues and follow-up items; • facilitating and coordinating communication among the independent Trustees and our Chief Executive Officer and an open flow of information between management and our Board; • facilitating and coordinating communication among our shareholders and our Board; • periodically meeting with each independent Trustee; • assisting and consulting with our Chief Executive Officer, as necessary; • coordinating the periodic review of management’s strategic plan; and • performing such other duties and services as our Board may require. Pursuant to our Corporate Governance Guidelines and the independence requirements of the NYSE, in order to promote open discussion among independent Trustees, our Board devotes a portion of each regularly scheduled Board meeting to sessions of independent Trustees without management participation. The Chair of the Board presides over these executive sessions. Board Committees Overview The Board has a standing Audit Committee, Compensation Committee and Corporate Governance & Nominating Committee. All members of these committees are “independent” as that term is defined in the listing standards and other independence requirements of the NYSE. The Board has adopted a written charter for each of its Board Committees. The full text of each charter is available on our investor relations website, investors.cubesmart.com. In addition, each charter is also available in print, free of charge, to any shareholder who requests a copy in writing to Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. 21

BOARD COMMITTEE MEMBERSHIP AND MEETINGS 2023 Board Membership Summary The table below details membership information for each of the Board Committees and the number of meetings held by each committee during 2023. Member Chair 22

Overview The principal purposes of the Audit Committee are to assist the Board in the oversight of: • the integrity of our consolidated financial statements; • our compliance with legal and regulatory requirements; • the qualification and independence of our independent registered public accounting firm; • the performance of our internal audit function and independent registered public accounting firm; and • the Company’s risk management policies that relate to the internal financial controls environment, financial reporting and disclosure controls, and cybersecurity. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and is also responsible for reviewing with our independent registered public accounting firm any audit problems or difficulties they encounter during their audit. The Audit Committee is also charged with reviewing our consolidated financial statements, any financial reporting issues, and the adequacy of internal controls with management and our independent registered public accounting firm. The Board determined that Mr. Remondi (Chair), Ms. Chin, Mr. Fain, and Mr. Rogatz are each an “audit committee financial expert” as defined by the rules and regulations of the SEC. Audit Committee Report One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of our consolidated financial statements. Our management team has the primary responsibility for our consolidated financial statements and the reporting process, including our system of internal controls and disclosure controls and procedures. For fiscal year 2023, KPMG LLP, our independent registered public accounting firm, audited the annual consolidated financial statements prepared by management in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressed an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America. In carrying out its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2023 with management. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is also responsible for assisting the Board in the oversight of the qualification, independence, and performance of KPMG LLP. The Audit Committee discussed with KPMG LLP the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received from KPMG LLP the written disclosures, in accordance with the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee, concerning independence and has discussed with KPMG LLP its independence. In addition, the Audit Committee has determined that KPMG LLP’s provision of non-audit services, and the fees charged for such non-audit services, are compatible with maintaining KPMG LLP’s independence. Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for fiscal year 2023 be included in our Annual Report on Form 10-K for the year ended December 31, 2023. Respectfully submitted, The Audit Committee of the Board of Trustees John F. Remondi (Chair) Jit Kee Chin John W. Fain Jair K. Lynch Jeffrey F. Rogatz AUDIT COMMITTEE 23

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”) that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing. Fees Paid to Independent Registered Public Accounting Firm The following table summarizes the fees billed by KPMG LLP for services rendered during, or in connection with, our 2023 and 2022 fiscal years. 2023 2022 Audit fees (1) $ 1,085,000 $ 1,065,000 Audit-related fees - - Tax fees (2) $ 517,000 $ 474,100 All other fees (3) $ 1,780 $ 1,780 Total $ 1,603,780 $ 1,540,880 (1) Audit fees include fees for professional services provided in connection with the annual audits of the Company's consolidated financial statements and internal control over financial reporting, reviews of the Company's interim consolidated financial statements included in quarterly reports on Form 10-Q, consents related to registration statements and the issuance of comfort letters. (2) Tax fees relate to tax compliance and consulting services. (3) All other fees represent license fees for accounting research software. All audit and permissible non-audit services provided by KPMG LLP were approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, which concluded that the services provided were compatible with KPMG LLP’s independence. Pre-Approval Policies and Procedures The Audit Committee’s policy is to review and pre-approve, either pursuant to the Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to us. Pursuant to the Pre-Approval Policy, which is reviewed and reassessed annually by the Audit Committee, a list of specific services including audit, audit-related, tax and other services are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chair to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $200,000. The chair must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (a) the type of services covered by the engagement, (b) the dates the engagement is scheduled to commence and terminate, (c) the estimated fees payable by us pursuant to the engagement, (d) other material terms of the engagement, and (e) such other information as the Audit Committee may request. AUDIT COMMITTEE 24

COMPENSATION COMMITTEE The principal purposes of the Compensation Committee are to: • review and approve our corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine and approve, either as a committee or with our other independent Trustees, the appropriate level and structure of the Chief Executive Officer’s compensation; • determine and approve, either as a committee or together with our other independent Trustees, the compensation of the other NEOs; • review, assess and recommend a succession plan for our Chief Executive Officer; • make recommendations to the Board regarding compensation of Trustees; and • recommend, implement, and administer our incentive and equity-based compensation plans. The Compensation Committee’s primary responsibility is to determine and implement our compensation policies and practices. In connection with its review of compensation levels and structure, the Compensation Committee has authority to recommend approval by the Board of grants of equity-based awards to our NEOs, officers and employees. The Board, however, has the ultimate authority to approve grants of equity-based awards to our NEOs, officers and employees. With respect to compensation of our NEOs other than our Chief Executive Officer, the Compensation Committee considers recommendations made by our Chief Executive Officer. In addition, the Board has delegated to our Chief Executive Officer the authority to make one-time grants of equity-based awards to non-executive, newly hired or promoted, non-officer level employees in an amount not to exceed the equivalent of $100,000. Our Chief Executive Officer must regularly report to the Compensation Committee information concerning the grants that are made pursuant to this authority. The Board has not delegated authority with respect to NEO or Trustee compensation to any other group or person. In evaluating executive compensation, the Compensation Committee is authorized to retain and to authorize fees and other terms of engagement for advisors such as, but not limited to, compensation consultants and legal counsel. The Compensation Committee also has authority to delegate matters to one or more subcommittees as it deems necessary and appropriate. Since 2011, the Compensation Committee has retained FW Cook to review our compensation and benefits program, analyze competitive market compensation practices, develop our compensation peer group, and make recommendations relating to our executive compensation programs. The Compensation Committee assessed the independence of FW Cook under NYSE rules and concluded that the firm’s work for the Compensation Committee does not raise any conflict of interest. Factors considered by the Compensation Committee include: (i) whether other services are provided to us by FW Cook or its representatives; (ii) the amount of fees received by FW Cook from us as a percentage of its total revenue; (iii) policies of FW Cook designed to prevent conflicts of interest; (iv) whether FW Cook or its representatives have any business or personal relationship with any member of the Compensation Committee; (v) whether FW Cook or its representatives own any of our securities; and (vi) whether FW Cook or its representatives have any business or personal relationship with any of our NEOs. The Compensation Committee has the authority to make recommendations to the Board regarding Trustee compensation levels and structure. The Board, however, has the ultimate authority to approve Trustee compensation levels and grants of equity-based awards to our Trustees. The Compensation Committee currently consists of Ms. Dowling (Chair) and Messrs. Bussani, Remondi and Rogatz. Each member of the Compensation Committee is independent within the meaning of the listing standards and other independence requirements of the NYSE. Compensation Committee Interlocks and Insider Participation None of the members of the Compensation Committee, during 2023 or as of the date of this proxy statement, is or has been an officer or employee of ours and no NEO of ours served on the Compensation Committee or board of any company that employed any member of our Compensation Committee or Board. 25

CORPORATE GOVERNANCE & NOMINATING COMMITTEE Overview The principal purposes of the Corporate Governance & Nominating Committee are to: • identify individuals that are qualified to serve as Trustees; • recommend such individuals to the Board, either to fill vacancies that occur on the Board from time to time or in connection with the selection of Trustee nominees for each annual meeting of shareholders; • periodically assess the size of the Board to ensure the Board can effectively carry out its obligations; • develop, recommend, implement, and monitor the Corporate Governance Guidelines and the Code of Business Conduct and Ethics adopted by the Board; • review any related party transactions and procedures for evaluating and approving such transactions; • oversee the evaluation of the Board and Board Committees; • ensure that the Company is in compliance with all corporate governance requirements under the NYSE listing requirements and applicable securities laws; • review and assess risks and exposures associated with the Company’s corporate policies and practices related to sustainability, corporate social responsibility, and corporate governance matters; and • review and assess risks and exposures associated with the leadership of the Board and any Board Committees. Trustee Qualifications, Recruitment & Nominations Our Board believes that its membership should consist of individuals with sufficiently diverse and independent backgrounds and with the appropriate expertise required to serve as a director of the Company. The Corporate Governance & Nominating Committee is responsible for ensuring that the Board meets this objective and is responsible for reviewing the qualifications of potential trustee candidates and recommending trustee candidates to be nominated for election to the Board. In considering potential candidates for trustee, the committee considers the entirety of each candidate’s qualifications and credentials. Qualifications and credentials for consideration as a trustee nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for trustee must possess: • the highest professional and personal ethics and values; • a commitment to enhancing shareholder value; • broad experience at the policy-making level in business, government, education, technology or public interest; • an ability to provide insights and practical wisdom based on their experience and expertise; • a willingness and ability to devote adequate time and resources to diligently perform Board duties; service on other boards of public companies (in addition to the Company) should be limited to a reasonable number not to exceed three, provided that, in the case of the Chief Executive Officer, service on other boards (in addition to the Company) should not exceed two; • a reputation, both personal and professional, consistent with the image and reputation of the Company; • an ability to exercise sound judgment and to make independent analytical inquiries; and • an ability and commitment to comply with all policies of the Company applicable to Trustees. In addition to the minimum qualifications listed above, the Corporate Governance & Nominating Committee believes that there are other qualities and skills that, while not a prerequisite for nomination, should be considered when identifying potential nominees. These factors include: 26

CORPORATE GOVERNANCE & NOMINATING COMMITTEE • whether the person possesses specific expertise and familiarity with general issues affecting our business; • whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC; • whether the person would qualify as an “independent” Trustee under the listing standards and other independence requirements of the NYSE and our corporate governance guidelines; • the importance of continuity of the existing composition of the Board; and • the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Corporate Governance & Nominating Committee will seek to identify Trustee candidates based on input provided by a number of sources, including (a) Corporate Governance & Nominating Committee members, (b) other members of the Board, (c) the internal search process of the corporate secretary, (d) our shareholders, and (e) other interested parties. The Corporate Governance & Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified Trustee candidates, and does so from time to time. As part of the identification process, the Corporate Governance & Nominating Committee determines the optimal size of the Board, assessing the future needs based on anticipated Trustee vacancies, the value of specific industry expertise and the willingness of existing Trustees to continue to serve as Trustees if re-nominated. Once a Trustee candidate has been identified, the Corporate Governance & Nominating Committee will evaluate the candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate, including, without limitation, the completion of a D&O Questionnaire and a background check. Existing Trustees who are being considered for re-nomination are re-evaluated as part of the Corporate Governance & Nominating Committee’s process of recommending Trustee candidates. The Corporate Governance & Nominating Committee will consider all persons recommended by shareholders in the same manner as all other Trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in the Bylaws. For more information see the section entitled “Other Matters — Shareholder Proposals and Nominations for the 2025 Annual Meeting” below. After completing the identification and evaluation process described above, the Corporate Governance & Nominating Committee recommends to the Board the nomination of a number of candidates equal to the number of Trustees expected to be elected at the next annual meeting of shareholders. The Board selects the Trustee nominees for shareholders to consider and vote upon at the annual meeting. Our Bylaws provide for a proxy access right, which enables eligible shareholders to include their nominees for election as Trustees in our proxy materials for annual meetings. The proxy access provisions of our Bylaws permit up to 20 shareholders owning at least three percent of our common shares continuously for at least three years to nominate the greater of (i) two Trustees or (ii) 20 percent of the number of Trustees in office as of the last day on which a proxy access notice of a nomination may be delivered in accordance with the Bylaws. During 2023, the Corporate Governance & Nominating Committee consisted of Mr. Bussani (Chair), Ms. Dowling and Messrs. Fain and Lynch. Each member of the Corporate Governance & Nominating Committee is independent under the listing standards and other independence requirements of the NYSE. 27

NAMED EXECUTIVE OFFICERS

Set forth below is background information on each of our NEOs other than Mr. Marr, whose background is described above under *"Details of Trustee Nominees."*

Timothy M. Martin	Age: 53	Chief Financial Officer and Treasurer

Mr. Martin has served as our Chief Financial Officer and Treasurer since 2008. Mr. Martin served as our Senior Vice President and Chief Accounting Officer from 2006 to 2008. He previously was employed by Brandywine Realty Trust from 1997 to 2006, serving in various roles including Principal Financial Officer, Chief Accounting Officer and Director of Financial Analysis. Prior to joining Brandywine, Mr. Martin served as a member of the audit staff of Arthur Andersen, LLP's Philadelphia office, specializing in real estate.

Joel D. Keaton	Age: 54	Chief Operating Officer

Mr. Keaton has served as our Chief Operating Officer since 2020. From 2014 to 2019, he served as our Senior Vice President of Operations. Mr. Keaton joined the Company in 2010 as Director of Revenue Management and in 2011 was promoted to Vice President of Marketing. Prior to joining the Company, Mr. Keaton served as Vice President of Operations at United Stor-All Management from 2006 to 2010. From 1993 to 2006, Mr. Keaton worked in various operations-related roles at Storage USA and its successor, Extra Space Storage.

Jeffrey P. Foster	Age: 54	Chief Legal Officer and Secretary

Mr. Foster has served as our Chief Legal Officer and Secretary since 2009. From 2003 to 2009, he served as Senior Vice President of Real Estate Transactions and Associate General Counsel of Gramercy Property Trust. Prior to joining Gramercy Property Trust, Mr. Foster was an associate with Morgan, Lewis & Bockius LLP from 1999 to 2003.

Jennifer L. Schulte	Age: 52	Chief Human Resources Officer

Ms. Schulte has served as our Chief Human Resources Officer since September 2020. Prior to joining CubeSmart, she served as the Americas region Vice President, Human Resources for Lavazza Group. She previously was employed by Mars, Inc. from 2001-2018, serving in various roles including Global Vice President, Human Resources for Mars Drinks. From 1993 to 2001, Ms. Schulte held several financial management roles at Bank of America, Sprint and Cigna.

Average NEO Experience	***14 Years*** with CubeSmart	***19 Years*** in self storage	***18 Years*** at publicly traded REITs

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NAMED EXECUTIVE OFFICER COMPENSATION Compensation Discussion & Analysis This Compensation Discussion & Analysis describes our executive compensation programs, including the oversight of such programs by our Compensation Committee and the rationale and processes used to determine the compensation for the Company’s NEOs and provides a detailed description of those programs. This Compensation Discussion & Analysis, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this section. Overview The Compensation Committee sets corporate goals and objectives with respect to executive compensation, evaluates performance against those goals and objectives, and determines the appropriate level and structure of executive compensation based on its evaluation. In carrying out these duties during 2023, the Compensation Committee considered analyses prepared by its independent compensation consultant FW Cook. Philosophy and Objectives We desire to build and maintain a superior executive management team to forge our business strategy and lead us to profitable growth. We believe that success in accomplishing these goals will, in part, depend on the effectiveness of our executive compensation programs, which are designed to compensate and reward NEOs for the achievement of corporate goals and desired business results and for their individual contributions in the execution of our business strategy. We strive for excellence in corporate and individual performance by tying a significant portion of overall executive compensation to the achievement of our corporate goals. The Compensation Committee believes that the most effective executive compensation programs are designed to reward the achievement of specific annual, long-term, and strategic goals that align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. Executive Compensation Goals Attract and retain the best possible executive talent Link compensation to short-term and long-term performance goals Encourage superior performance for all individual NEOs 29

NAMED EXECUTIVE OFFICER COMPENSATION 2023 Executive Compensation Program The Compensation Committee engaged FW Cook, an independent compensation consultant, to review our existing compensation and benefits program, analyze competitive market compensation practices, and make recommendations on our 2023 executive compensation program to achieve the objectives described above. Representatives of FW Cook were present at several of the Compensation Committee’s meetings and also met with the Compensation Committee in executive session, where no members of management were present. As part of its process of designing and evaluating the competitiveness of our compensation program, the Compensation Committee, after considering the input of FW Cook, identified a peer group of companies for purposes of competitive market comparisons. This peer group is comprised of equity REITs with comparable market capitalizations and who, therefore, compete for executive talent with us. The 2023 peer group, detailed below, includes 19 REITs with a median equity market capitalization, as of June 1, 2023, of $10.75 billion. The Compensation Committee reviewed and discussed the compensation data compiled by FW Cook related to this peer group. After considering this data, the desire to retain a superior executive management team, and the tenure and caliber of our NEOs, the Compensation Committee established the 2023 compensation program. 30

NAMED EXECUTIVE OFFICER COMPENSATION Our 2023 peer group is identical to our 2022 peer group, except for American Campus Communities, which was removed from our peer group because it is no longer a public company. Listed below are the companies that comprised our 2023 peer group: 2023 Company Peers American Homes 4 Rent Federal Realty Investment Trust Apartment Income REIT Highwoods Properties Apple Hospitality REIT Life Storage (1) Brandywine Realty Mid-America Apartment Communities Brixmor Property Group SBA Communications Camden Property Trust Sun Communities Choice Hotels International Tanger Inc. COPT Defense Properties UDR Equity LifeStyle Properties VICI Properties Extra Space (1) Acquired by Extra Space on July 20, 2023. The Compensation Committee uses data provided by FW Cook to assess industry practices overall and to provide comparisons regarding individual positions. The Compensation Committee has generally focused on the median of the peer group as an approximate target in setting overall target compensation amounts for each NEO, though it also applies its own judgment after consulting with FW Cook and considering the specific responsibilities, tenure, and attributes of each of our NEOs. The decisions of the Compensation Committee are not mandated by any specific correlation to the peer group, rather, they reflect the Compensation Committee’s views of competitive practice, individual role and performance, our operating performance, and internal equity among our executive management team. 31 In considering executive compensation decisions, the Compensation Committee also reviews tally sheets prepared for each NEO. The tally sheets present the dollar amounts of each component of compensation awarded to the NEOs, including salary, annual incentive awards, outstanding equity awards, contributions to retirement plans, potential payments under the CubeSmart Executive Severance Plan (the “Severance Plan”), perquisites, and other benefits. The overall purpose of the tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation in certain circumstances so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix), as well as the total amount of compensation. The Compensation Committee also considered the 94% shareholder vote in support of the Company’s executive compensation program, as reflected in the shareholders’ adoption of an advisory resolution approving the executive compensation disclosed in our 2023 proxy statement. Considering all of these factors, the Compensation Committee concluded that no changes were required to be made to the overall structure of the Company’s 2023 executive compensation program.

NAMED EXECUTIVE OFFICER COMPENSATION

After evaluating the foregoing factors and in consultation with FW Cook, the Compensation Committee recommended the following compensation adjustments for our NEOs.

NEO	Year	Salary	Annual Incentive Target as % of Salary	Long-Term Incentive Target
Christopher P. Marr	2023	$ 884,000	165%	$ 4,100,000
	2022	$ 850,000	150%	$ 4,100,000
Timothy M. Martin	2023	$ 550,000	125%	$ 1,550,000
	2022	$ 500,000	100%	$ 1,200,000
Joel D. Keaton	2023	$ 500,000	125%	$ 975,000
	2022	$ 440,000	95%	$ 720,000
Jeffrey P. Foster	2023	$ 484,000	100%	$ 650,000
	2022	$ 440,000	90%	$ 550,000
Jennifer L. Schulte	2023	$ 337,000	55%	$ 340,000
	2022	$ 318,000	50%	$ 240,000

Overview of Compensation Components

Our executive compensation program consists of three principal components: salary, annual incentive compensation, and long-term incentive compensation. The design and objective of each component of our 2023 executive compensation is set forth below.


Salary
Provide base level of cash compensation for annual services
Recognize performance and experience of our team, retain and motivate talent
Annual Incentive
Dependent upon achievement of financial (70%), strategic (20%) and individual (10%) goals
Align executive management team to common goals while recognizing individual performance
Payout ranges from 0% to 200% of target award
Create a variable earning opportunity tied to key performance goals
Long-Term Incentive
Stock options, restricted shares and performance units (each 1/3 of award)
Emphasize retention, provide leverage opportunities, promote alignment with shareholder interests

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NAMED EXECUTIVE OFFICER COMPENSATION Salary Salary is the fixed component of pay and is intended to provide a base level of compensation for our NEOs. Factors considered in determining base salaries include the NEO’s scope of responsibilities, a market competitive assessment of similar roles at a peer group of real estate companies, and the performance of the individual NEO. Any increases to the base salaries of our NEOs, other than our Chief Executive Officer, are set by the Compensation Committee after discussions with, and recommendations by, our Chief Executive Officer regarding each individual’s accomplishments, areas of strength, and opportunities for development. Any increase to the salary of our Chief Executive Officer is set after each Trustee completes a performance evaluation of the Chief Executive Officer, the results of which are summarized and reviewed by the Chair of the Compensation Committee with Compensation Committee members and with the Chief Executive Officer. In addition, the Compensation Committee considers the linkage of base salaries to other elements of our compensation that are tied to salaries such as severance, change in control benefits, and annual incentive targets. After review and discussion, the Compensation Committee set the 2023 salaries of our NEOs as follows: Christopher P. Marr $ 884,000 4.0% Timothy M. Martin $ 550,000 10.0% Joel D. Keaton $ 500,000 13.6% Jeffrey P. Foster $ 484,000 10.0% Jennifer L. Schulte $ 337,000 6.0% NEO Percentage Increase over Prior Year Salary 33

NAMED EXECUTIVE OFFICER COMPENSATION Annual Incentive Annual incentive compensation enables us to align the NEOs to common goals while recognizing individual performance. In February 2023, the Compensation Committee approved a targeted annual incentive opportunity for each NEO that correlated to specific performance objectives involving financial results, execution of strategy and individual goals. The Compensation Committee also approved incentive payouts (as a percentage of the NEOs’ target annual incentive) as follows: Threshold 50%; Target 100%; and Maximum 200%. The following charts detail the performance objectives, weighting, and the actual results of each component for the 2023 annual incentive compensation: 34 (1) FFO and NOI are non-GAAP financial measures. See appendix to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures. (2) See next page for details.

NAMED EXECUTIVE OFFICER COMPENSATION 35 For the investments in acquisitions performance objective, and notwithstanding that investments in acquisitions were below the threshold amount, the Compensation Committee determined that such outcome was the result of management’s justified operational discipline in a challenging real estate market, and, therefore, decided to award this component of the annual incentive at Target. The Compensation Committee has not previously adjusted a performance-based component of annual incentive compensation to the target level. The Compensation Committee recognized the challenging macroeconomic environment in which management sourced and underwrote acquisition investments. In addition to the above goals, individual goals were weighted 10%. Individual goals were focused on technological enhancements, operational efficiencies and simplifications, expense management, communication improvements, workplace engagement and culture, information management and other items. The Compensation Committee determined that Messrs. Marr, Martin and Foster achieved the maximum level of their respective individual goals, resulting in a 200% payout for this component of incentive compensation, and that Mr. Keaton and Ms. Schulte achieved the target level of their respective individual goals, resulting in a 100% payout for this component of incentive compensation. Pursuant to the objectives and results detailed above, the following table details each NEO’s annual incentive target opportunity and actual payout for 2023. Christopher P. Marr $ 884,000 165% $ 1,458,600 $ 1,480,479 Timothy M. Martin $ 550,000 125% $ 687,500 $ 697,813 Joel D. Keaton $ 500,000 125% $ 625,000 $ 571,875 Jeffrey P. Foster $ 484,000 100% $ 484,000 $ 491,260 Jennifer L. Schulte $ 337,000 55% $ 185,350 $ 169,595 NEO Target Payout Actual Payout Salary Annual Incentive Target as % of Salary

NAMED EXECUTIVE OFFICER COMPENSATION Long-Term Incentive We believe that long-term incentive compensation helps to facilitate talent retention and promote alignment with shareholder interests. The components of our long-term equity incentive compensation are as follows (each representing 1/3 of the award value, with the number of shares based on the applicable accounting grant-date value): Restricted Shares vest ratably over three years beginning on the first anniversary of the date of grant. Dividends are paid on restricted shares prior to vesting. Because we are a REIT, dividends are a key component of our total shareholder return. The compensation committee believes that allowing dividends to be paid on outstanding restricted shares further promotes the alignment of NEO goals with shareholder interests. Performance Units represent the right to earn common shares. These units cliff vest and are measured on the third anniversary of the grant date. The number of common shares, if any, deliverable to award recipients depends on our total shareholder return (measured by reference to the change in our share price plus dividends) over the measurement period compared to the total shareholder return for a peer group consisting of all equity real estate investment trusts. Award recipients also receive common shares representing dividends that would have been earned during the performance period on the final number of common shares awarded. At the end of the measurement period, the number of base units then represented by the performance units will be converted into common shares, provided that our total shareholder return ranking among the peer group is at or above the 25th percentile. If our ranking is below the 25th percentile, then the conversion factor will be zero, no common shares will be awarded, and the performance units will lapse. At any ranking at or above the 25th percentile and up to and including the 50th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 50% and 100%. At any ranking above the 50th percentile and below the 75th percentile, the multiplier will be determined through a straight-line interpolation and the conversion factor would be between 100% and 200%. At any ranking at or above the 75th percentile, the multiplier is fixed at two. Thus, if our ranking places us at or above the 75th percentile, the payment will be based on the product of the award recipient’s base units multiplied by two. Stock Options vest ratably over three years beginning on the first anniversary of the date of grant. The stock options have a term of 10 years and an exercise price equal to the closing price of our common shares on the date of the grant, which is typically January 1. 36

NAMED EXECUTIVE OFFICER COMPENSATION In January 2023, the Compensation Committee awarded a target grant level for long-term incentive compensation for each NEO as follows: Christopher P. Marr $ 4,100,000 33,954 22,942 172,996 Timothy M. Martin $ 1,550,000 12,836 8,673 65,401 Joel D. Keaton $ 975,000 8,075 5,456 41,139 Jeffrey P. Foster $ 650,000 5,383 3,637 27,426 Jennifer L. Schulte $ 340,000 2,816 1,903 14,346 NEO Restricted Shares (#) Performance Units (at Target) (#) Long-term Incentive Target Stock Options Final Results of 2021 Performance Units We granted performance units in 2021 that are earned based on our relative total shareholder return on substantially the same terms as described above for the 2023 performance units. The measurement period for the performance units awarded to our NEOs on January 1, 2021 ended on December 31, 2023. Over this measurement period, our total shareholder return was in the 86th percentile for the relevant peer group, above the maximum goal. Therefore, the multiplier for these performance units was fixed at two. The following table details the target and actual achieved awards for the 2021 performance units: Christopher P. Marr 28,502 57,004 Timothy M. Martin 7,230 14,460 Joel D. Keaton 4,171 8,342 Jeffrey P. Foster 3,406 6,812 Jennifer L. Schulte 1,529 3,058 NEO Actual Achieved Award of Performance Units (1) (#) Target Award of Performance Units (#) (1) Each NEO also received shares representing the value of the dividends that would have been earned over the measurement period for the awarded performance units as follows: Mr. Marr, 6,562 shares; Mr. Martin, 1,665 shares; Mr. Keaton, 960 shares; Mr. Foster, 783 shares; and Ms. Schulte, 351 shares. 2024 Compensation Actions The Compensation Committee, taking into consideration the views of FW Cook, maintained the same peer group used in 2023 (with the exception of removing Life Storage, which was sold in 2023). FW Cook prepared compensation data from this peer group. After reviewing this data, the Compensation Committee determined that competitive adjustments should be made to our NEO compensation. These adjustments are designed to reflect the market for executive talent, the growth of the Company, and the performance and responsibilities of each NEO. 37

NAMED EXECUTIVE OFFICER COMPENSATION

The table below sets forth the base and target compensation levels for 2024 and 2023 for each component of the Company's NEO compensation program.

NEO	Year	Salary	Annual Incentive Target as % of Salary	Long-Term Incentive Target
Christopher P. Marr	2024	$ 920,000	175%	$ 5,000,000
	2023	$ 884,000	165%	$ 4,100,000
Timothy M. Martin	2024	$ 600,000	125%	$ 1,700,000
	2023	$ 550,000	125%	$ 1,550,000
Joel D. Keaton	2024	$ 560,000	125%	$ 1,200,000
	2023	$ 500,000	125%	$ 975,000
Jeffrey P. Foster	2024	$ 540,000	100%	$ 800,000
	2023	$ 484,000	100%	$ 650,000
Jennifer L. Schulte	2024	$ 380,000	55%	$ 425,000
	2023	$ 337,000	55%	$ 340,000

Other Compensation Elements

Deferred Compensation Benefits: The CubeSmart Executive Deferred Compensation Plan (the "Deferred Compensation Plan") permits officers, including our NEOs, to defer receipt of all or a portion of their salary and annual incentive awards and have that deferred compensation credited to accounts until distributed in accordance with qualified employee elections. Under the Deferred Compensation Plan, we credit to each participant's account a matching deferred compensation amount that is equal to the difference between the total matching contribution that we would have made under our 401(k) plan without regard to the limits imposed by the Internal Revenue Code of 1986, as amended (the "Code") and the actual matching contribution that we make under the 401(k) plan. In addition, our NEOs may elect to receive restricted share units that settle later than the applicable vesting date, in lieu of restricted shares, and they may elect to defer the settlement of their performance units beyond the vesting date. Share settlement will occur on individually-elected distribution dates selected by the NEO at the time of the initial deferral election and will be in the form of one share for each deferred unit. These elections are made by the NEOs prior to the grant of such awards. NEOs receive dividend equivalents (paid as cash) on vested and deferred equity awards during the period of deferral. See page 46 for details.

Perquisites and Personal Benefits: During 2023, consistent with Company benefit plans applicable to all employees, we provided medical coverage and life insurance equal to the lesser of the employee's salary or $500,000. In addition, the Company provided the use of a leased vehicle or a vehicle allowance and arranged for long-term disability insurance coverage, the premium for which was paid by each of our NEOs and then reimbursed by the Company. While these benefits were not tied to any formal performance criteria, they were intended to serve as part of a competitive total compensation program.

Additional Compensation Principles

Risk Guidelines: The structure of our compensation policies and practices is designed to direct our NEOs towards key long-term goals in the areas of strategy, operations, financial performance, risk mitigation, and individual development. By focusing on the long-term achievement of corporate and personal goals, we discourage our NEOs

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NAMED EXECUTIVE OFFICER COMPENSATION from engaging in unnecessary and excessive risk-taking. We maintain strong internal financial controls and use effective management processes for developing strategic and annual operating plans and employee development programs. As a result of our compensation policies and practices, we have concluded that we are not encouraging or creating risks that are reasonably likely to have a material adverse effect on the Company. Policy on the Grant of Equity Awards: The Board adopted a Policy Statement on the Grant of Equity Awards (the “Equity Grant Policy”) to ensure compliance with relevant rules and regulations and adherence to current corporate governance practices. The Equity Grant Policy provides that the Board has sole authority to approve equity awards to our Trustees and our NEOs. The Equity Grant Policy further provides that the grant date shall be no earlier than the date of the meeting at which the award is approved by the Board or the Compensation Committee, as the case may be. With respect to new hires, the date of the award shall be the later of the first date of employment or the date that any required approval for the grant is obtained from the Board or Compensation Committee. Under no circumstances will the grant date for any equity award be earlier than the date that the award is approved. The exercise price of option awards shall be the closing price of our common shares on the date of grant. Share Ownership Guidelines: We maintain share ownership guidelines for all of our officers to ensure that each officer maintains a material personal financial stake in the Company, aligning the interests of management with the interests of our shareholders. We expect each Company officer to acquire within five years of his or her appointment (and thereafter to maintain ownership of) common shares having a market value equal to at least: five times the annual salary for the President and Chief Executive Officer; three times the annual salary for the Chief Financial Officer, Chief Operating Officer, Chief Legal Officer, and Chief Human Resources Officer; 1.75 times the annual salary for all Senior Vice Presidents and other executive officers; and 0.75 times the annual salary for all other officers. All shares directly owned and all vested restricted shares are considered for the share ownership guidelines. Unvested restricted shares and performance units, as well as unexercised options, are not considered for the guidelines. The Board annually reviews progress toward achieving these ownership levels for the NEOs. In February 2023, the Board reviewed achievement levels and determined that each of our NEOs with the requisite years of service met or exceeded the applicable ownership levels. Compensation Recovery: Effective December 1, 2023, we adopted a compensation recovery policy (the “Clawback Policy”), in compliance with the SEC’s adoption of final rules related to clawbacks under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and applicable NYSE listing standards. The Clawback Policy requires each “Covered Executive” (as defined in the Clawback Policy), including each NEO, to reimburse the Company for annual or long-term incentive compensation paid, earned, or granted to the Covered Executive based on the achievement of financial results in the three completed fiscal years immediately before the date upon which we make a financial restatement due to our material noncompliance with any financial reporting requirement under the securities laws, to the extent that the amount of the annual or long-term incentive compensation is greater than what the Covered Executive would have received based on the restated financial results. Reimbursement of these amounts is required, regardless of whether the Covered Executive was responsible for the restatement, with only limited exceptions. The requirements of the Clawback Policy are incorporated into our incentive compensation programs, and each Covered Executive is required to acknowledge the applicability of the Clawback Policy to the Covered Executive’s incentive compensation awards received after the Clawback Policy’s effective date. Hedging and Pledging Prohibitions: Our NEOs and Trustees, as well as all employees with the title of Director or above (inclusive of Divisional and Senior Divisional Vice Presidents) are prohibited from hedging their ownership or offsetting any decline in the market value of our shares, including by trading in publicly-traded options, puts, calls and other derivative instruments related to our shares. They are also prohibited from pledging Company securities. Retirement Provisions for Equity Incentive Compensation: The equity award agreements for our NEOs provide for the continued vesting of awards in the event of retirement after reaching the age of 60 and having completed 10 years of service with the Company. None of our NEOs currently qualify for this retirement provision. 39

NAMED EXECUTIVE OFFICER COMPENSATION Compensation Committee Report The Compensation Committee reviewed and discussed with management the Compensation Discussion & Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement for filing with the SEC. Respectfully submitted, The Compensation Committee of the Board of Trustees Dorothy Dowling (Chair) Piero Bussani John F. Remondi Jeffrey F. Rogatz Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing. CEO Pay Ratio As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information for the year ended December 31, 2023: • The median of the annual total compensation of all employees of our company (other than our Chief Executive Officer), was $34,996; and the annual total compensation of Mr. Marr, our Chief Executive Officer was $6,719,684. • Based on this information for 2023, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 192 to 1. We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and Chief Executive Officer: • We determined our employee population as of December 31, 2023, which was 3,040, including all full-time, part-time, temporary or seasonal employees employed on that date. • To find the median of the annual total compensation of our employees (other than our Chief Executive Officer), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2023. In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2023, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees. • We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation. • After identifying the median employee, we added together all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $34,996. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table appearing on page 41 of this proxy statement, which is also in accordance with the requirements of Item 402(c)(2)(x). 40

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the summary compensation of the NEOs of the Company for the years ended December 31, 2023, 2022, and 2021:

NEO	Year	Salary	Share Awards [1]	Option Awards [1]	Non-Equity Incentive Plan Compensation [2]	All Other Compensation [3]	Total
Christopher P. Marr	2023	$ 884,000	$ 2,733,303	$ 1,366,668	$ 1,480,479	$ 255,234	$ 6,719,684
President and Chief Executive Officer	2022	$ 850,000	$ 2,733,335	$ 1,366,663	$ 2,097,375	$ 241,303	$ 7,288,676
	2021	$ 800,000	$ 2,733,354	$ 1,366,665	$ 2,191,200	$ 226,439	$ 7,317,658
Timothy M. Martin	2023	$ 550,000	$ 1,033,300	$ 516,668	$ 697,813	$ 127,089	$ 2,924,870
Chief Financial Officer and Treasurer	2022	$ 500,000	$ 800,010	$ 399,999	$ 822,500	$ 128,002	$ 2,650,511
	2021	$ 480,000	$ 693,332	$ 346,665	$ 876,480	$ 113,002	$ 2,509,479
Joel D. Keaton	2023	$ 500,000	$ 650,033	$ 324,998	$ 571,875	$ 93,367	$ 2,140,273
Chief Operating Officer	2022	$ 440,000	$ 479,967	$ 239,999	$ 687,610	$ 101,088	$ 1,948,664
	2021	$ 425,000	$ 400,013	$ 199,999	$ 698,445	$ 86,525	$ 1,809,982
Jeffrey P. Foster	2023	$ 484,000	$ 433,322	$ 216,665	$ 491,260	$ 92,418	$ 1,717,665
Chief Legal Officer and Secretary	2022	$ 440,000	$ 366,619	$ 183,337	$ 661,320	$ 102,922	$ 1,754,198
	2021	$ 415,000	$ 326,662	$ 163,332	$ 682,011	$ 82,032	$ 1,669,037
Jennifer L. Schulte [4]	2023	$ 337,000	$ 226,706	$ 113,333	$ 169,595	$ 64,576	$ 911,210
Chief Human Resources Officer							

(1) The amounts reported in the Share Awards and Option Awards columns represent the grant-date fair value of restricted shares, performance units and option awards granted to the NEOs under our equity incentive plans. Such amounts were calculated in accordance with the provisions of FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please refer to Note 16, "Share-Based Compensation Plans," in the Notes to Consolidated Financial Statements included in our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024 for the relevant assumptions used to determine the grant-date fair value of our share and option awards. The value of each of the awards granted to the NEOs in 2023 is listed in the table captioned "Grants of Plan-Based Awards" appearing on page 43 of this proxy statement.

(2) Represents annual incentive cash compensation. For a detailed description of the annual incentive awards see "*Annual Incentive*" in the section of this proxy statement entitled "*Compensation Discussion & Analysis*."

(3) The amounts reported in the All Other Compensation column represent, for each NEO, the sum of (a) the amounts contributed by the Company to the CubeSmart, L.P. 401(k) Retirement Savings Plan; (b) the amounts contributed by the Company to the Deferred Compensation Plan; (c) personal use of a leased vehicle or a vehicle allowance; (d) the dollar value of dividends on unvested restricted shares; (e) the cost to the Company for long-term disability insurance; and (f) medical costs above those available to all employees. The aggregate incremental cost to the Company for NEO vehicle usage is based on either: (a) the actual lease cost incurred, plus expenses for fuel, maintenance and insurance, or (b) the amount of the vehicle allowance. In calculating vehicle usage, we

41

NAMED EXECUTIVE OFFICER COMPENSATION 42 disregarded business usage and assumed 100 percent personal usage. The dollar value of dividends on vested and deferred share units is not contemplated in the amounts above and are disclosed in the Nonqualified Deferred Compensation table below. Listed in the table below are the amounts reported in this column for 2023. Christopher P. Marr $ 9,250 $ 116,408 $ 4,316 $ 124,495 $ 765 Timothy M. Martin $ 9,250 $ 53,366 $ 22,626 $ 41,082 $ 765 Joel D. Keaton $ 9,250 $ 41,775 $ 16,354 $ 25,223 $ 765 Jeffrey P. Foster $ 9,250 $ 43,041 $ 21,428 $ 17,934 $ 765 Jennifer L. Schulte $ 9,250 $ 22,342 $ 22,280 $ 9,939 $ 765 Long-Term Disability Insurance NEO Vehicle Usage Company Match in 401(k) Plan Dividends on Unvested Restricted Shares Company Contributions to Deferred Compensation Plan (4) Ms. Schulte was not an NEO before 2023.

NAMED EXECUTIVE OFFICER COMPENSATION

Grants of Plan-Based Awards

The following table and narrative provide information about plan-based awards granted during 2023 to the NEOs. These awards consist of annual cash incentives, restricted shares, performance units, and options. The Board approved these awards on December 7, 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) [1]			Estimated Future Payouts Under Equity Incentive Plan Awards (#) [1] [2]			All Other Share Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Share and Option Awards ($) [3]
NEO/Award	Grant Date	Threshold	Target	Max	Threshold	Target	Max				
Christopher P. Marr											
Cash Incentive		729,300	1,458,600	2,917,200							
Restricted Shares	1/1/2023							33,954			1,366,648
Performance Units	1/1/2023				11,471	22,942	45,884				1,366,655
Stock Options	1/1/2023								172,996	40.25	1,366,668
Timothy M. Martin											
Cash Incentive		343,750	687,500	1,375,000							
Restricted Shares	1/1/2023							12,836			516,649
Performance Units	1/1/2023				4,337	8,673	17,346				516,651
Stock Options	1/1/2023								65,401	40.25	516,668
Joel D. Keaton											
Cash Incentive		312,500	625,000	1,250,000							
Restricted Shares	1/1/2023							8,075			325,019
Performance Units	1/1/2023				2,728	5,456	10,912				325,014
Stock Options	1/1/2023								41,139	40.25	324,998
Jeffrey P. Foster											
Cash Incentive		242,000	484,000	968,000							
Restricted Shares	1/1/2023							5,383			216,666
Performance Units	1/1/2023				1,819	3,637	7,274				216,656
Stock Options	1/1/2023								27,426	40.25	216,665
Jennifer L. Schulte											
Cash Incentive		92,675	185,350	370,700							
Restricted Shares	1/1/2023							2,816			113,344
Performance Units	1/1/2023				952	1,903	3,806				113,362
Stock Options	1/1/2023								14,346	40.25	113,333

(1) Listed in these columns are the potential awards at each stated level of performance for the annual incentive compensation under our executive compensation program. For a detailed description of the annual incentive

43

NAMED EXECUTIVE OFFICER COMPENSATION

awards see "*Annual Incentive*" in the section of this proxy statement entitled "*Compensation Discussion & Analysis*." The "Threshold" column represents the minimum amount payable when threshold performance is met. The "Target" column represents the amount payable if the specified performance targets are reached. The "Max" column represents the maximum payment possible. See the "*Summary Compensation Table*" for the actual amounts paid to each NEO for the 2023 annual cash incentive compensation.

(2) These columns represent the potential number of shares that can be earned under the 2023 performance units, which have a performance period ending on December 31, 2025.

(3) This column reflects the grant-date fair value of the equity awards in accordance with FASB ASC Topic 718 but excludes forfeiture assumptions related to service-based vesting conditions in accordance with SEC rules.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by NEOs as of December 31, 2023.

NEO/ Grant Date	Option Awards				Share Awards			
	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#) [1]	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) [2]	Market Value of Shares That Have Not Vested ($) [3]	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested ($) [4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) [3]
Christopher P. Marr								
1/1/2023	—	172,996	40.25	12/31/2032	33,954	1,573,768	45,884	2,126,723
1/1/2022	51,592	103,183	56.91	12/31/2031	16,010	742,064	32,848	1,522,505
1/1/2021	198,068	99,033	33.61	12/31/2030	13,554	628,228	57,004	2,642,135
1/1/2020	300,546	—	31.48	12/31/2029				
1/1/2019	157,480	—	28.69	12/31/2028				
1/23/2018	107,181	—	27.78	1/22/2028				
1/23/2017	108,932	—	26.30	1/22/2027				
1/22/2016	87,604	—	30.32	1/21/2026				
1/23/2015	74,906	—	25.00	1/22/2025				
Timothy M. Martin								
1/1/2023	—	65,401	40.25	12/31/2032	12,836	594,949	17,346	803,987
1/1/2022	15,100	30,200	56.91	12/31/2031	4,686	217,196	9,614	445,609
1/1/2021	50,242	25,120	33.61	12/31/2030	3,438	159,351	14,460	670,221
1/1/2020	75,592	—	31.48	12/31/2029				
1/1/2019	41,995	—	28.69	12/31/2028				
1/23/2018	36,174	—	27.78	1/22/2028				
1/23/2017	36,765	—	26.30	1/22/2027				
1/22/2016	29,566	—	30.32	1/21/2026				
1/23/2015	30,765	—	25.00	1/22/2025				

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NAMED EXECUTIVE OFFICER COMPENSATION

NEO/ Grant Date	Option Awards				Share Awards			
	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#) (2)	Market Value of Shares That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (3)
Joel D. Keaton								
1/1/2023	—	41,139	40.25	12/31/2032	8,075	374,276	10,912	505,771
1/1/2022	9,060	18,120	56.91	12/31/2031	2,811	130,290	5,768	267,347
1/1/2021	28,986	14,492	33.61	12/31/2030	1,983	91,912	8,342	386,652
1/1/2020	45,537	—	31.48	12/31/2029				
1/1/2019	24,147	—	28.69	12/31/2028				
1/23/2018	23,312	—	27.78	1/22/2028				
1/23/2017	20,969	—	26.30	1/22/2027				
1/22/2016	13,141	—	30.32	1/21/2026				
1/23/2015	8,026	—	25.00	1/22/2025				
Jeffrey P. Foster								
1/1/2023	—	27,426	40.25	12/31/2032	5,383	249,502	7,274	337,150
1/1/2022	6,921	13,842	56.91	12/31/2031	2,147	99,513	4,406	204,218
1/1/2021	23,672	11,835	33.61	12/31/2030	1,620	75,087	6,812	315,736
1/1/2020	43,260	—	31.48	12/31/2029				
1/1/2019	24,147	—	28.69	12/31/2028				
1/23/2018	22,776	—	27.78	1/22/2028				
1/23/2017	23,148	—	26.30	1/22/2027				
1/22/2016	18,616	—	30.32	1/21/2026				
1/23/2015	7,739	—	25.00	1/22/2025				
Jennifer L. Schulte								
1/1/2023	—	14,346	40.25	12/31/2032	2,816	130,522	3,806	176,408
1/1/2022	3,020	6,040	56.91	12/31/2031	937	43,430	1,922	89,085
1/1/2021	10,628	5,314	33.61	12/31/2030	727	33,696	3,058	141,738

(1) This column shows the number of unvested stock options originally awarded on the grant date indicated. All of these stock options vest and become exercisable in one-third installments on each of the first three anniversaries following the listed grant date, subject generally to the NEO's continued employment.

(2) This column shows the number of unvested shares of restricted stock originally awarded on the grant date indicated. All of these shares of restricted stock vest in one-third installments on each of the first three anniversaries following the listed grant date, subject generally to the NEO's continued employment.

(3) The market value is based on the closing price of our common shares of $46.35 on December 29, 2023 (the last trading day of the year).

(4) This column shows the number of unvested performance units. Performance units vest on January 1 following the end of the performance period, after adjustment for performance results and subject generally to the NEO's continued employment. For the 2021 performance units, the amount is based on actual performance

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NAMED EXECUTIVE OFFICER COMPENSATION 46 results as discussed in the Compensation Discussion & Analysis (at 200% of target). Based on performance through December 31, 2023, the 2022 performance units and the 2023 performance units are shown assuming maximum (at 200% of target) performance. Shares Vested and Options Exercised The following table sets forth the value realized upon vesting of share awards and option exercises for each NEO for the year ended December 31, 2023. Christopher P. Marr 93,875 $ 3,778,469 58,005 $ 1,775,309 Timothy M. Martin 23,969 $ 964,752 42,537 $ 1,284,528 Joel D. Keaton 14,346 $ 577,427 — — Jeffrey P. Foster 13,102 $ 527,356 15,000 $ 300,750 Jennifer L. Schulte 1,984 $ 80,045 — — NEO Share Awards (1) Option Awards Value Realized on Vesting Value Realized on Exercise Number of Shares Acquired on Vesting Number of Shares Acquired on Exercise (1) The value realized upon vesting includes the value of share awards that became vested during the year but were deferred under the equity incentive plan. See "Nonqualified Deferred Compensation" below for additional details. Nonqualified Deferred Compensation Deferrals of Salary/Bonus Our NEOs are eligible to participate in the Deferred Compensation Plan. Under the plan, the NEOs can defer all or a portion of salary and/or bonus (including annual incentives) and have such amounts credited to a retirement distribution account and/or separate in-service distribution accounts. We provide a matching deferred compensation amount that is equal to the difference between the total matching contribution that the NEO would have received under our 401(k) plan without regard to the limitations imposed pursuant to Sections 402(g), 415 and 417 of the Code and the actual matching contribution that the NEO receives under the 401(k) plan, provided that the NEO has made the maximum elective deferrals to the 401(k) plan. The Compensation Committee may, in its discretion, approve an additional credit to a participant’s account as non-elective deferred compensation. Each distribution account is credited with the returns of the investment options selected by the NEOs, which include investment options that are available in our 401(k) plan, or such other investment funds as the Compensation Committee may designate from time to time. Elections to defer compensation must be made no later than the close of the preceding taxable year and are irrevocable as of the first day of the plan year to which it relates, except that (i) in the case of a hardship distribution, the election may be canceled for the remainder of the plan year, and (ii) a participant who has elected a lump sum distribution from the retirement distribution account may make a subsequent election to delay commencement of payment of such amount for a period of five years from the date on which such payment would otherwise have been made. In the case of any performance-based compensation for services performed over a period of 12 months, an election to defer must be made no later than six months before the end of the performance period. Upon retirement, based on a participant’s elections, balances in the retirement distribution account will be made in a lump sum or in annual installments over 5, 10, or 15 years. Upon termination of employment other than retirement or death, benefits in the retirement distribution account will be distributed in a lump sum 60 days following separation from service. Distributions from the in-service account will be made in one lump sum or in annual installments over

NAMED EXECUTIVE OFFICER COMPENSATION

two, three, four, or five years, except that participants may not elect distribution of compensation earned in a plan year that is less than two years prior to the plan year elected for distribution. In the event of death prior to commencement of distribution from either a retirement distribution account or an in-service distribution account, benefits under the plan shall be payable to a participant's beneficiary either in a lump sum or in the manner elected by the participant at the time the deferral election was made.

Deferrals of Equity Awards

As permitted by our equity incentive plan, NEOs may elect to receive restricted share units that settle later than the applicable vesting date, in lieu of restricted shares and performance units. NEOs may elect to defer the settlement of their restricted share units beyond the applicable vesting date. Share settlement will occur on individually-elected distribution dates selected by the NEO at the time of the initial deferral election and will be in the form of one share for each deferred unit. These elections are made by the NEOs prior to the grant of such awards. NEOs receive dividend equivalents (paid in cash) on vested and deferred equity awards during the period of deferral.

The following table details the activity related to nonqualified deferred compensation for the year ended December 31, 2023:

NEO / Deferral Type	Executive Contributions (Salary) (1)	Executive Contributions (Bonus) (2)	Executive Contributions (Equity) (3)	Company Contributions (4)	Aggregate Earnings (5)	Aggregate Withdrawals/ Distributions (6)	Aggregate Balance at December 31, 2023 (7)
Christopher P. Marr							
Salary/Bonus	—	$ 419,475	—	$ 116,408	$ 1,534,301	—	$ 9,063,981
Equity Awards	—	—	$ 3,778,469	—	$ 3,146,390	($ 765,127)	$ 18,093,697
Timothy M. Martin							
Salary/Bonus	$ 244,469	$ 246,750	—	$ 53,366	$ 1,075,858	—	$ 6,450,315
Equity Awards	—	—	$ 964,752	—	$ 920,379	($ 223,814)	$ 5,292,752
Joel D. Keaton							
Salary/Bonus	$ 172,683	$ 206,283	—	$ 41,775	$ 197,475	—	$ 1,637,709
Equity Awards	—	—	$ 520,835	—	$ 207,207	($ 50,388)	$ 1,191,566
Jeffrey P. Foster							
Salary/Bonus	$ 43,684	$ 52,906	—	$ 43,041	$ 266,320	($ 125,714)	$ 1,722,973
Equity Awards	—	—	$ 527,356	—	$ 502,195	($ 122,122)	$ 2,887,930
Jennifer L. Schulte							
Salary/Bonus	$ 18,144	$ 20,352	—	$ 22,342	$ 21,523	—	$ 189,055
Equity Awards	—	—	—	—	—	—	—

(1) Included in the "Salary" column for 2023 of the table captioned *"Summary Compensation Table"* on page 41.

(2) Included in the "Non-Equity Incentive Plan Compensation" column for 2022 of the table captioned *"Summary Compensation Table"* on page 41.

(3) Represents deferred equity awards that vested during the year ended December 31, 2023.

(4) Included in the "All Other Compensation" column for 2023 of the table captioned *"Summary Compensation Table"* on page 41.

(5) For both salary/bonus and equity awards, represents change in fair market value during the year of the plan

47

holdings. For equity awards, also represents dividend equivalents (paid in cash) on deferred and vested equity awards. (6) For equity awards, includes payment of dividend equivalents described in the previous footnote. (7) The following details the amounts in the “Aggregate Balance at December 31, 2023” column related to deferrals of salary/bonus and equity awards that are reported for the indicated years on the Summary Compensation Table. This table represents amounts originally contributed and does not include investment gains or losses after the date of contribution (note that Ms. Schulte was not an NEO before 2023). Christopher P. Marr $ 116,408 $ 963,582 $ 1,413,362 Timothy M. Martin $ 297,835 $ 630,236 $ 703,254 Joel D. Keaton $ 214,458 $ 385,844 $ 489,114 Jeffrey P. Foster $ 86,725 $ 187,952 $ 213,454 Jennifer L. Schulte $ 40,486 NEO Amount Reported on Summary Compensation Table for 2023 Amount Reported on Summary Compensation Table for 2022 Amount Reported on Summary Compensation Table for 2021 Severance Plan and Potential Payments Upon Termination or Change in Control The Severance Plan provides for certain severance benefits to our NEOs on account of an involuntary termination, including if we terminate the employee without “cause” (as defined in the Severance Plan) or on account of the employee’s disability, a termination by the employee for “good reason” (as defined in the Severance Plan), or a termination on account of the employee’s death. Involuntary Termination Not in Connection with a Change in Control If we terminate the employee without “cause,” or if the employee terminates for “good reason,” in either case at least three months prior to a “change of control” (as defined in our Amended and Restated 2007 Equity Incentive Plan) or more than two years following a change of control, the terminated employee will be entitled to: • Accrued but unpaid compensation and benefits through the termination date, including (i) accrued but unpaid base salary, (ii) any earned but unpaid annual incentive compensation for the preceding year, (iii) accrued but unused paid time off and (iv) reimbursement of business expenses incurred in accordance with our policy; • For Mr. Marr, installment payments in accordance with our normal payroll practices over two years equal to two times the sum of (i) base salary and (ii) average annual incentive earned over a period of up to two years preceding the termination of employment (or if greater, his target annual incentive for the year of termination), and, for all other participants, installment payments in accordance with our normal payroll practices over 18 months equal to 1.5 times the sum of (i) base salary and (ii) average annual incentive earned by the employee over a period up to two years preceding the termination of employment (or if greater, the employee’s target annual incentive for the year of termination); • A lump-sum payment equal to the full cost of continuing the employee’s health and welfare benefits for 24 months plus an additional amount, as is necessary, to reimburse the employee for the taxes incurred in respect of such payment; • A lump-sum pro-rata annual incentive for the year of termination based on actual performance and the number of days that the employee was employed during that year; and • Continued vesting of time-based equity awards in accordance with the terms of the applicable awards and pro-rata NAMED EXECUTIVE OFFICER COMPENSATION 48 vesting of performance-based awards based on actual performance during the performance period and the number of days that the employee was employed during the performance period. Termination Due to Death or Disability If the employee’s termination is on account of death or disability other than during the Change in Control Protection Period (as defined below), the employee will be entitled to (i) a lump-sum pro-rata annual incentive for the year of termination based on actual performance and the number of days that the employee was employed during that year and (ii) full acceleration and vesting of the employee’s time-based and performance-based awards (based on target performance). Change in Control Severance If we terminate the employee without cause, or the employee terminates for good reason, in either case during the period commencing three months prior to a change of control and ending two years following a change of control (the “Change in Control Protection Period”), the terminated employee is entitled to receive the payments and benefits described above, except that (i) Mr. Marr is entitled to three times the sum of (x) the greater of his base salary on the date of termination and his base salary on the date of the change in control and (y) his average annual incentive compensation earned over a period of up to two years preceding termination of employment (or if greater, his target annual incentive for the year of termination), which amount will be paid in a lump sum (rather than installments), (ii) Mr. Martin and all other eligible employees designated as Tier II employees are entitled to 2.5 times the sum of (x) the greater of the employee’s base salary on the date of termination and the employee’s base salary on the date of the change in control and (y) the employee’s average annual incentive compensation earned by the employee over a period of up to two years preceding termination of employment (or if greater, the employee’s target annual incentive for the year of termination), which will be paid in a lump sum (rather than installments), (iii) Mr. Foster, Mr. Keaton, Ms. Schulte and all other eligible employees designated as Tier III employees are entitled to two times the sum of (x) the greater of the employee’s base salary on the date of termination and the employee’s base salary on the date of the change in control and (y) the employee’s average annual incentive compensation earned by the employee over a period of up to two years preceding termination of employment (or if greater, the employee’s target annual incentive for the year of termination), which will be paid in a lump sum (rather than installments), (iv) the pro rata annual incentive for the year of termination will be based on the greater of actual performance for such year and the employee’s target annual incentive for such year, and (v) the employee is entitled to an vehicle allowance for 24 months. In the event of a severance-eligible termination within the Change in Control Protection Period, but prior to the change in control, such employee’s then-outstanding equity awards will remain outstanding through the consummation of the change in control, and receive the same treatment as if such employee were employed as of immediately prior to the change in control (as described below). If an employee’s employment termination due to death or disability occurs during the Change in Control Protection Period, the employee will be entitled to the same benefits to which such employee would have been entitled had such termination otherwise constituted a severance-eligible termination under the Severance Plan. Change in Control Treatment of Equity Awards The Severance Plan provides for the following treatment of equity awards held by participants, including our NEOs, as of immediately prior to a change in control, regardless of whether employment terminates: (x) all time-vested equity awards held by each employee will vest in full, and all performance-vested equity awards held by each employee will vest at the greater of target and actual performance levels, (y) all equity awards subject to exercise will be deemed exercised on a net-exercise basis unless the employee elects for such awards to remain outstanding and unexercised following such change in control, and if the employee so elects, we will cause the surviving corporation or successor or affiliate to assume the awards or grant new awards in substitution therefor, and (z) each equity award continued or assumed by, or substituted for, to the extent subject to exercise, will remain outstanding and exercisable through the NAMED EXECUTIVE OFFICER COMPENSATION 49

10th anniversary of the original grant date of such award following the employee’s termination. Other Terms and Conditions In general, our obligation to provide benefits under the Severance Plan in the event of an involuntary termination by the Company without cause or by the employee for good reason is conditioned upon the employee’s providing a release of claims and complying with applicable non-competition and other post-employment restrictive covenants. If the payments and benefits otherwise payable to an employee under the Severance Plan would constitute excess parachute payments within the meaning of section 280G of the Code, then we will reduce such payments and benefits to an amount that would avoid any excise taxes under section 4999 of the Code, provided that such reduction would provide the employee with a greater net after-tax benefit than would no reduction. In no event shall any payment under the Severance Plan be grossed up for any excise taxes under Section 4999 of the Code. Estimate of Severance Benefits The following table includes an estimate of the potential payments and benefits to which Messrs. Marr, Martin, Keaton and Foster and Ms. Schulte would be entitled under the Severance Plan upon termination of employment in each of the circumstances described above. Except as otherwise set forth above, these payments would be made in a lump sum following termination. In estimating the potential payments, we have made the following general assumptions in all circumstances where applicable: • The date of termination is December 31, 2023, and the closing price of our common shares on December 29, 2023 (the last trading day of the year) was $46.35; • The annual salary at the time of termination is equal to the base salaries that were in effect as of December 31, 2023, for each executive as follows: Mr. Marr, $884,000; Mr. Martin, $550,000; Mr. Keaton, $500,000; Mr. Foster, $484,000; and Ms. Schulte, $337,000. • The bonus is equal to the average of the last two years’ annual incentive compensation paid to each executive as follows: Mr. Marr, $2,144,288; Mr. Martin, $849,490; Mr. Keaton, $693,028; Mr. Foster, $671,666; and Ms. Schulte, $205,373. • The value of restricted shares and performance units that vest upon termination is based on the closing price of our common shares at $46.35 on December 29, 2023 (the last trading day of the year); • The stock options that vest upon termination are valued at the difference between the strike price of the stock option and the market value of our common shares on December 29, 2023 (the last trading day of the year), which was $46.35; • For purposes of determining the pro-rata annual incentive compensation for the year of termination, it shall equal the target-level annual incentive compensation paid to each executive; • Four weeks of vacation are unused, accrued and unpaid; • There is no unpaid bonus for the prior year; • There is no accrued and unpaid salary; • There is no unpaid reimbursement for expenses incurred prior to the date of termination; • The continued health and welfare benefits for 24 months is $3,521 per month for each executive and the estimated payment for associated taxes on such total amount is $1,718 per month; and • The continued vehicle allowance for 24 months is $1,800 per month for each executive. NAMED EXECUTIVE OFFICER COMPENSATION 50

NAMED EXECUTIVE OFFICER COMPENSATION

NEO	Termination between 3 months prior to, and 2 years after, a Change in Control (1)	Termination before 3 months prior to, or more than 2 years after, a Change in Control	Death or Disability	Change in Control (2)
Christopher P. Marr	$ 22,224,026	$ 17,468,019	$ 12,926,953	$ 11,378,474
Timothy M. Martin	$ 7,999,374	$ 5,944,588	$ 4,288,439	$ 3,548,318
Joel D. Keaton	$ 5,382,489	$ 4,302,909	$ 2,784,223	$ 2,173,886
Jeffrey P. Foster	$ 4,623,691	$ 3,740,024	$ 2,100,149	$ 1,571,659
Jennifer L. Schulte	$ 2,294,267	$ 1,844,277	$ 997,312	$ 801,793

(1)	Represents the amount payable upon the termination of employment on December 31, 2023, if such termination were due to a change in control as set forth in the Severance Plan.

(2)	Represents the value as of December 31, 2023 of unvested equity that would vest upon a Change in Control regardless of a termination of employment.

Pay Versus Performance

Our Chief Executive Officer is our principal executive officer ("PEO"). The following table details, for our PEO and our Non-PEO NEOs (on an average basis), total compensation as set forth in the Summary Compensation Table, "compensation actually paid" as determined under SEC rules, cumulative Total Shareholder Return ("TSR"), the cumulative TSR of our peer group, net income, and funds from operations ("FFO") per share, as adjusted, which is the most important financial performance measure that we use to link compensation to performance.

	Summary		Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based on:
Year	Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1) (2)	Table Total for Non-PEO NEOs (3)	Actually Paid to Non-PEO NEOs (2) (3)	Company TSR (4)	Peer Group TSR (4)	Net Income (in thousands)	FFO per share, as adjusted (5)
2023	$ 6,719,684	$ 9,345,910	$ 1,923,505	$ 2,397,883	$ 173.12	$ 112.04	$ 412,435	$ 2.68
2022	$ 7,288,676	$ 1,052,755	$ 2,117,791	$ 978,870	$ 143.66	$ 100.62	$ 292,472	$ 2.53
2021	$ 7,317,658	$ 22,342,427	$ 1,996,166	$ 4,704,567	$ 194.96	$ 134.06	$ 230,813	$ 2.11
2020	$ 5,807,010	$ 8,607,156	$ 1,653,223	$ 2,224,869	$ 111.67	$ 94.88	$ 167,611	$ 1.72

(1)	Mr. Marr was our PEO for each of 2020, 2021, 2022 and 2023.

(2)	Amounts represent "compensation actually paid" for the relevant fiscal year, as determined under SEC rules and calculated per the adjustments detailed below. Our NEOs do not participate in a defined benefit plan. Dividends on unvested awards are included within "All Other Compensation" in the Summary Compensation table. Therefore, no adjustments for pension benefits or dividends paid are included in the table below. The following table details the adjustments made to calculate "compensation actually paid":

51

NAMED EXECUTIVE OFFICER COMPENSATION

Year	NEO Type	Summary Compensation Table Total	Subtract Equity Awards	Add Year-End Fair Value of Current Year Equity Awards (a)	Change in Value of Prior Equity Awards (a)	Change in Value of Equity Awards that Vested in Current Year (a)	Total Compensation Actually Paid
2023	PEO	$ 6,719,684	($ 4,099,971)	$ 5,286,668	$ 1,439,529	—	$ 9,345,910
	Non-PEO	$ 1,923,505	($ 878,756)	$ 1,133,102	$ 219,985	$ 47	$ 2,397,883
2022	PEO	$ 7,288,676	($ 4,099,998)	$ 2,620,282	($ 4,756,205)	—	$ 1,052,755
	Non-PEO	$ 2,117,791	($ 823,310)	$ 526,172	($ 841,783)	—	$ 978,870
2021	PEO	$ 7,317,658	($ 4,100,019)	$ 10,765,612	$ 8,317,929	$ 41,247	$ 22,342,427
	Non-PEO	$ 1,996,166	($ 710,001)	$ 1,864,282	$ 1,543,567	$ 10,553	$ 4,704,567
2020	PEO	$ 5,807,010	($ 3,300,006)	$ 4,458,185	$ 1,642,811	($ 844)	$ 8,607,156
	Non-PEO	$ 1,653,223	($ 601,655)	$ 812,810	$ 360,701	($ 210)	$ 2,224,869

(a)	For equity awards issued during the relevant year, represents fair value of such awards as of the end of the year. For equity awards issued in prior years, represents the change in fair value of such awards as of the vesting date or the end of the year, as appropriate, compared to the fair value of such awards at the end of the prior year. The fair value of the restricted share awards was determined by the closing price of our common shares as of the end of each year. The fair values of option and performance unit awards were calculated using Black-Scholes and Monte Carlo values, respectively, as of the relevant dates, except in the case of the final results of the performance units, which were valued as the closing price of our common shares as of the end of the performance period multiplied by the final multiplier derived from the relative TSR results.

(3)	Messrs. Martin, Keaton and Foster were Non-PEO NEOs for each of 2020, 2021, 2022 and 2023. Additionally, Ms. Schulte became a Non-PEO NEO in 2023.

(4)	TSR is determined based on an initial fixed investment of $100 on December 31, 2019. The TSR peer group consists of the FTSE NAREIT All Equity REIT Index, which is the peer group used for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2023.

(5)	FFO as adjusted, per share is a non-GAAP financial measure. See appendix to this proxy statement for a reconciliation of FFO, as adjusted, to net income attributable to common shareholders.

Relationship Between Performance Measures and Compensation Actually Paid

52

NAMED EXECUTIVE OFFICER COMPENSATION

The following charts detail the relationship of our TSR relative to our peer group as well as the relationship between “compensation actually paid” to our PEO and Non-PEO NEOs and our (i) cumulative TSR and cumulative TSR of our peer group; (ii) net income; and (iii) FFO, as adjusted per share. All dollar amounts are in thousands, except per share and TSR amounts:

Financial Performance Measures

The following are the most important financial performance measures that were used to link NEO “compensation actually paid” to company performance in 2023:

Most Important Financial Performance Measures
FFO, as adjusted per share (1)
Same-store NOI growth (1)
TSR relative to TSR of our peer group

(1)	See appendix to this proxy statement for a discussion of non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures.

53

OWNERSHIP OF COMPANY SHARES

The following table lists the number of common shares beneficially owned and the percentage of ownership by each of our Trustees, each of our NEOs, our Trustees and NEOs as a group, and each person or group known to us to be holding more than 5% of our common shares. The number of shares and percentage of ownership is based on 226,001,970 common shares outstanding on March 22, 2024. In general, "beneficial ownership" includes those common shares that a shareholder has the power to vote or transfer, and options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all the common shares listed opposite his or her name. The address of each Trustee and NEO listed below is c/o CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355.

Beneficial Owner	Common Shares (1)	Options Currently Exercisable or Exercisable within 60 Days	Percent of Class (2)
Trustees			
Piero Bussani	59,134		*
Jit Kee Chin	3,850		*
Dorothy Dowling	24,766		*
John W. Fain	39,046		*
Jair K. Lynch	4,633		*
John F. Remondi	68,137		*
Jeffrey F. Rogatz	48,282		*
Deborah R. Salzberg	31,415		*
NEOs			
Christopher P. Marr	820,469	1,294,598	*
Timothy M. Martin	312,451	378,219	*
Jeffrey P. Foster	182,460	198,177	*
Joel D. Keaton	87,663	202,407	*
Jennifer L. Schulte	10,847	26,764	*
Trustees and NEOs as a group (13 persons)	**1,693,153**	**2,100,165**	**1.68%**
5% Owners			
The Vanguard Group, Inc. (3)	31,643,151		14.00%
BlackRock, Inc. (4)	25,928,780		11.47%
FMR LLC (5)	14,065,236		6.22%
State Street Corporation (6)	12,504,035		5.53%

* Less than one percent (1%)

(1) Does not include phantom shares held by Mr. Marr (5,336), Mr. Martin (20,562) and Ms. Schulte (885) in deferred compensation plans of the Company, which are payable in cash after the NEO ceases service with the Company.

(2) Shares issuable pursuant to the CubeSmart Deferred Trustees Plan and shares issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 22, 2024 are deemed

54

OWNERSHIP OF COMPANY SHARES to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. (3) Based on information provided by The Vanguard Group - 23-1945930 (“Vanguard”) in a Schedule 13G/A filed with the SEC on February 13, 2024. Vanguard has shared voting power with respect to 265,526 of these shares, sole dispositive power with respect to 31,136,327 of these shares and shared dispositive power with respect to 506,824 of these shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. (4) Based on information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed with the SEC on January 24, 2024. BlackRock has sole voting power with respect to 25,023,920 of these shares, and sole dispositive power with respect to all of these shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001. (5) Based on information provided by FMR LLC (“FMR”) in a Schedule 13G filed with the SEC on February 9, 2024. FMR has sole voting power and sole dispositive power with respect to all of these shares. The address of FMR is 245 Summer Street, Boston, MA 02210. (6) Based on information provided by State Street Corporation ("State Street") in a Schedule 13G filed with the SEC on January 30, 2024. State Street has shared voting power with respect to 9,602,086 of these shares and shared dispositive power with respect to 12,481,235 of these shares. The address of State Street is One Congress Street, Boston, MA 02206. 55

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM The Audit Committee of the Board appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2024. KPMG LLP has acted as our independent registered public accounting firm since 2009. The Board asks shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by the Bylaws or otherwise, the Board believes ratification by shareholders is a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders. We expect a representative of KPMG LLP to be present at the annual meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions. Vote Required and Recommendation of the Board Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast on the proposal (which means the votes cast “for” the proposal must exceed the votes cast “against” the proposal). Abstentions on this proposal are not counted as votes cast and will therefore have no effect on the outcome of the vote on this proposal, and uninstructed shares on this proposal held by a bank or broker may be voted in the discretion of the bank or broker and treated as votes cast. The Board unanimously recommends that shareholders vote in favor of the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2024. 56

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules, as well as to vote to recommend, also on an advisory basis, the frequency of such votes on executive compensation. Our shareholders voted at the 2023 annual meeting of shareholders to adopt resolutions recommending that such votes on executive compensation be held on an annual basis. Our Board adopted the recommendation of our shareholders to hold annual advisory votes to approve our executive compensation. Accordingly, we are providing this vote as recommended by our shareholders and approved by our Board. As described in detail under the heading “Compensation Discussion & Analysis” our executive compensation programs are designed to attract, retain, and motivate our NEOs, who are critical to our success. The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the Board’s commitment to provide executive compensation programs that conform with generally accepted best pay practices and align our executive compensation structure with our shareholders’ interests. Under these programs, our NEOs are rewarded for the achievement of specific strategic and corporate goals and the realization of increased shareholder value. Please read the “Compensation Discussion & Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our NEOs. We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation. Instead, it addresses the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the annual meeting: “RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Company’s proxy statement for the 2024 annual meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, the 2023 Summary Compensation Table and the other related tables and disclosures.” Approval, by an advisory (non-binding) vote, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes, which are not treated as votes cast, will therefore have no effect on the outcome of the vote on this proposal. Because the say-on-pay vote is advisory, it is not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against NEO compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Board unanimously recommends that shareholders vote in favor of the approval of our executive compensation, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. 57

POLICIES REGARDING TRANSACTIONS WITH RELATED PERSONS Under our Declaration of Trust, we may enter into any contract or transaction with a Trustee, officer, employee or agent, or any person affiliated with any of them, in which such person has a material financial interest, provided that (i) the Board is made aware of the interest and a majority of the disinterested Trustees approve or ratify the contract or transaction; (ii) our shareholders are made aware of the interest and holders of a majority of our outstanding shares entitled to vote (excluding shares owned by the interested party) approve or ratify the contract or transaction; or (iii) the contract or transaction is fair and reasonable to us. During 2023 and as of the date of this proxy statement, the Company has not entered into any such transactions with a related person. As set forth in our Corporate Governance Guidelines, the Board adopted a policy providing that transactions with a Trustee who has a personal or financial interest (direct or indirect) should be scrutinized to ensure that the transaction is in our best interests and will not otherwise create a conflict of interest. Without the approval of a majority of the disinterested Trustees, we will not enter into a transaction or arrangement (including utilizing the services of any Trustee to provide legal, accounting, financial, consulting or other similar services) in which a Trustee has a material personal or financial interest (direct or indirect). Whether an interest is a material personal or financial interest in a transaction or arrangement will be determined by the Board on a case-by-case basis, but at a minimum a Trustee will be considered to have a material personal or financial interest in a transaction or arrangement if we would be required to disclose such transaction or arrangement in our proxy statement or in our Annual Report on Form 10-K. The interested Trustee will not participate in any Board discussion regarding the matter in which he or she has such an interest. For purposes of this policy, the disinterested Trustees will consider the interests of any entity with which a Trustee is affiliated, any immediate family member of a Trustee, and any entity in which a Trustee’s immediate family member has a material interest. Pursuant to its charter, our Corporate Governance & Nominating Committee is responsible for reviewing transactions and arrangements with our Trustees and making a recommendation to the Board concerning such transactions and arrangements. The Corporate Governance & Nominating Committee maintains written procedures regarding general related party transactions and office lease agreements between the Company and related parties. Below is a description of the material features of these procedures, including types of transactions that are covered by them and the standards applied in evaluating transactions and arrangements with Trustees and NEOs. General Related Party Transaction Procedures The General Related Party Transaction Procedures govern the review of transactions and arrangements in which Trustees or NEOs may have a direct or indirect interest that, while not technically required to be approved by the disinterested Trustees under our Declaration of Trust or our Corporate Governance Guidelines, may nonetheless be advisable to be reviewed and approved by the Corporate Governance & Nominating Committee to ensure that related party transactions are properly reviewed and, if necessary, approved first by the Corporate Governance & Nominating Committee, and, if appropriate, by a majority of disinterested Trustees. The procedures outline: (i) requirements and procedures for Trustees and NEOs to report any potential related party transaction to our compliance officer (currently, our Chief Legal Officer); (ii) the procedures our compliance officer follows in collecting and submitting to the Chair of the Corporate Governance & Nominating Committee information regarding potential related party transactions; (iii) the Corporate Governance & Nominating Committee’s process for reviewing and evaluating potential related party transactions; and (iv) the process used by the disinterested Trustees in reviewing and evaluating a potential related party transaction once approved by the Corporate Governance & Nominating Committee. The Corporate Governance & Nominating Committee may consult with legal counsel as it considers all of the information compiled by our compliance officer and evaluates material issues raised and factors relating to the transaction. The Corporate Governance & Nominating Committee determines whether it is appropriate and advisable for us to engage in the transaction based on whether the transaction is fair, reasonable, and in our best interests, and, if so, whether the proposed transaction requires approval by the disinterested members of the Board. 58

INFORMATION ABOUT VOTING AND PROXY MATERIALS Questions and Answers About Voting Who is entitled to vote at the annual meeting? Only holders of record of our common shares at the close of business on March 22, 2024, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. Our common shares are the only class of securities entitled to vote at the meeting. As of the record date, there were 226,001,970 common shares outstanding. Who can attend the annual meeting? All holders of our common shares at the close of business on March 22, 2024, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 22, 2024, or a legal proxy from your broker. What will constitute a quorum at the annual meeting? A quorum is required to hold a valid meeting of our shareholders. The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding at the close of business on March 22, 2024 will constitute a quorum, permitting the shareholders to conduct business at the meeting. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but will not be voted with respect to that matter. How do I vote my shares that are held by my bank or broker? If your shares are held by a bank or broker, you should follow the voting instructions provided to you by the bank or broker. Although most banks and brokers offer voting by mail, telephone, and on the Internet, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your bank or broker, your shares are referred to as “uninstructed shares.” Whether your bank or broker has the discretion to vote these shares on your behalf depends on the ballot item. Under the rules of the NYSE, your bank or broker does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1 or 3. However, your bank or broker has discretion to vote your shares on routine matters, such as Proposal 2. What is a broker non-vote? A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not cast a vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that are member firms of the NYSE, and who hold common shares in street name for customers generally may vote their customers’ shares on proposals considered to be “routine” matters under the NYSE rules and may not vote their customers’ shares on proposals that are not considered to be “routine” matters under the NYSE rules if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposal 1, the election of trustees, is not considered to be a “routine” matter under the NYSE rules. Proposal 2, ratification of the appointment of our independent registered public accounting firm, is considered a “routine” matter under the NYSE rules. Proposal 3, an advisory non-binding resolution on our executive compensation, is not considered to be a “routine” matter under the NYSE rules. What vote is required to approve each proposal? Voting Rights Generally. Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. Shareholders have no cumulative voting rights. Although the 59

INFORMATION ABOUT VOTING AND PROXY MATERIALS advisory vote on Proposal 3 is non-binding, as provided by law, our Board will review the results of the votes and, consistent with our record of shareholder engagement, will take the results into account in determining executive compensation and in determining the frequency of holding an advisory vote on our executive compensation. Proposal 1: Election of Trustees. Trustees are elected by a plurality of the votes cast at the annual meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote. Shares represented by proxies marked “For” will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Shares represented by proxies marked “Abstain” or withholding authority to vote for a specified nominee will not be counted in favor of any such nominee. Proposal 2: Ratification of Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 requires the affirmative vote of a majority of all votes cast on this proposal (which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal). Accordingly, abstentions will have no effect on the outcome of the vote on this proposal. Proposal 3: Advisory Vote on Executive Compensation. Approval, on an advisory basis, of our executive compensation requires the affirmative vote of a majority of all votes cast on this proposal. Abstentions and broker non-votes will therefore have no effect on the outcome of the vote on this proposal. Who counts the votes? We have engaged Broadridge Financial Solutions, Inc. as our independent agent to receive and tabulate votes. Broadridge will separately tabulate “For” and “Against” votes, abstentions and broker non-votes. We have also appointed an inspector of elections to certify the results, report on the existence of a quorum and the validity of proxies and ballots. How do I vote if I am the record holder of my shares? If you are a shareholder of record, there are several ways for you to vote your common shares at the annual meeting: Voting by Internet. You may vote your shares through the Internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the annual meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card. Voting by Mail. If you choose to vote by mail, simply complete the accompanying proxy card, date and sign it, and return it in the postage-paid envelope provided. Your vote must be received by us not later than the annual meeting date. Voting by Telephone. You may vote your shares by telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the annual meeting, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card. In Person Attendance. You may vote your shares in person at the annual meeting. Even if you plan to attend the annual meeting in person, we recommend that you submit the accompanying proxy card or voting instructions, or vote by telephone or via the Internet, by the applicable deadline so that your vote will be counted if you later decide 60

INFORMATION ABOUT VOTING AND PROXY MATERIALS not to attend the annual meeting. May I change my vote after I return my proxy? Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to: Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, a notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. How are proxy votes counted? If you vote your common shares by completing the accompanying proxy card, or by voting on the Internet or by phone, and you do not revoke such proxy, your shares will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “For” the election of all nominees for our Board named in this proxy statement, “For” the ratification of KPMG LLP as our independent registered public accounting firm, “For” the approval on an advisory basis of our executive compensation, and as recommended by our Board with regard to any other matters which may properly come before the annual meeting, or, if no such recommendation is given, the persons designated as proxy holders on the proxy card will vote in accordance with their best judgment on such matter. What does it mean if I receive more than one proxy card? If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you should vote each of your accounts by Internet, phone or mail. If you mail proxy cards, please sign, date, and return each proxy card to assure that all of your shares are voted. Who pays the costs of soliciting proxies? We will pay the costs of soliciting proxies. We have hired Georgeson Inc. to serve as our proxy solicitors at a cost of $10,500. In addition to soliciting proxies by mail, our officers, Trustees, and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. We anticipate that banks, brokers, fiduciaries, custodians, and nominees will forward proxy soliciting materials to their principals and that we will reimburse such persons’ out-of-pocket expenses. How can I find out the results of the voting at the annual meeting? Preliminary voting results will be announced at the annual meeting. Final voting results for Proposals 1 through 3 will be reported in a Current Report on Form 8-K filed with the SEC within four business days following the annual meeting. How can I obtain the Company’s Annual Report on Form 10-K? A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available electronically on our website at http://investors.cubesmart.com/sec-filings/documents/default.aspx. Our 2023 Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be considered proxy solicitation material. If you wish to have printed copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as a copy of any exhibit specifically requested, or printed copies of this proxy statement, we will mail these documents to you without charge. Requests should be sent to: Secretary, CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355. Our 2023 Annual Report on Form 10-K has been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov. Whom should I contact if I have any questions? If you have any questions about the annual meeting, these proxy materials or your ownership of our common shares, please contact our Secretary by telephone at (610) 535-5000 or by fax at (610) 956-1755. 61

INFORMATION ABOUT VOTING AND PROXY MATERIALS Householding of Proxy Materials If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker or bank has sent one copy of our Annual Report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm or bank and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-800-542-1061). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you if you address your written request to or call CubeSmart, 5 Old Lancaster Road, Malvern, Pennsylvania 19355, Attention: Secretary (telephone number: 610-535- 5000). If you are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting our Secretary in the same manner. 62

OTHER MATTERS Delinquent Section 16(a) Reports Based solely on CubeSmart’s review of the Section 16(a) reports that have been filed by or on behalf of its officers, Trustees and persons who own more than 10% of a registered class of CubeSmart’s equity securities, and on written representations from the reporting persons, we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2023, except that one Form 4 reporting a gift of 10,132 CubeSmart shares by Mr. Marr was inadvertently filed late. Other Matters to Come Before the 2024 Annual Meeting No matters are to be presented for a shareholder vote at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting or any adjournment or postponement thereof, however, the persons named in this proxy statement will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion. Shareholder Proposals and Nominations for the 2025 Annual Meeting Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than December 6, 2024. If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a nominee to the Board included in the proxy materials of the Board (a “proxy access nominee”) for the 2025 annual meeting, such nomination must comply with the advance notice provisions and other requirements of Article II, Section 17 of the Bylaws and any applicable regulations of the SEC concerning the submission and content of proxy access nominations. These notice provisions require, among other things, that nominations of proxy access nominees to be considered by the shareholders for the 2025 annual meeting must be received no earlier than the close of business on November 6, 2024, and no later than the close of business on December 6, 2024. In addition, any shareholder who wishes to propose a nominee to the Board (other than a proxy access nominee) or propose any other business to be considered by the shareholders (other than a shareholder proposal for inclusion in our proxy materials pursuant to Rule 14a-8) must comply with the advance notice provisions and other requirements of Article II, Section 12 of the Bylaws, which are on file with the SEC and may be obtained from the Secretary of CubeSmart upon request. These notice provisions require, among other things, that nominations of persons for election to the Board (other than a proxy access nominee) and the proposal of business to be considered by the shareholders for the 2025 annual meeting must be received no earlier than the close of business on December 6, 2024, and no later than 5:00 pm Eastern time on January 5, 2025. By Order of the Board of Trustees, Jeffrey P. Foster Chief Legal Officer and Secretary Malvern, Pennsylvania April 5, 2024 63

APPENDIX – RECONCILIATION OF NON-GAAP MEASURES FFO and FFO, as adjusted Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts, as amended and restated, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a key performance indicator in evaluating the operations of our stores. Given the nature of our business as a real estate owner and operator, we consider FFO a key measure of our operating performance that is not specifically defined by accounting principles generally accepted in the United States. We believe that FFO is useful to management and investors as a starting point in measuring our operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements. FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition-related costs, gains or losses from early extinguishment of debt, and non-recurring items, which we believe are not indicative of the Company’s operating results. We present FFO, as adjusted because we believe it is a helpful measure in understanding our results of operations insofar as we believe that the items noted above that are included in FFO, but excluded from FFO, as adjusted are not indicative of our ongoing operating results. We also believe that investors, analysts and other stakeholders consider our FFO, as adjusted (or similar measures using different terminology) when evaluating us. Because other REITs or real estate companies may not compute FFO, as adjusted in the same manner as we do, and may use different terminology, our computation of FFO, as adjusted may not be comparable to FFO, as adjusted reported by other REITs or real estate companies. 64

APPENDIX – RECONCILIATION OF NON-GAAP MEASURES The following table reconciles net income attributable to the Company’s common shareholders to FFO and FFO, as adjusted. 2023 2022 2021 2020 Net income attributable to the Company’s common shareholders $ 410,757 $ 291,263 $ 223,482 $ 165,621 Add (deduct): Real estate depreciation and amortization: Real property 194,845 305,845 226,599 152,897 Company’s share of unconsolidated real estate ventures 8,446 9,320 8,510 7,430 Gains from sale of real estate, net (1) (45,705) (1,477) (56,181) (6,710) Noncontrolling interests in the Operating Partnership 2,535 1,931 7,873 1,825 FFO attributable to the Company's common shareholders and third-party OP unitholders $ 615,106 $ 562,654 $ 410,283 $ 321,063 (Deduct) add: Gain on involuntary conversion (2) - (4,827) - - Loss on early repayment of debt (3) - - 20,884 18,020 Transaction-related expenses (4) 10,546 - 14,986 - Loan forgiveness income (5) - - (1,546) - Bridge loan fee (6) - - 4,000 - Property damage related to hurricane, net of expected insurance proceeds (844) 1,266 - - FFO, as adjusted, attributable to common shareholders and third-party OP unitholders $ 609,435 $ 574,466 $ 448,607 $ 339,083 Weighted average diluted shares outstanding 226,241 225,881 205,009 194,943 Weighted average diluted units outstanding owned by third parties 1,393 1,521 7,117 2,137 Weighted average diluted shares and units outstanding 227,634 227,402 212,126 197,080 For the year ended December 31, (1) The years ended December 31, 2023, 2022 and 2021 included gains of $1.7 million, $45.7 million and $23.5 million, respectively, related to sales of real estate within the Company's unconsolidated real estate ventures. (2) Relates to a store that was subject to an involuntary conversion by the Department of Transportation of the State of Illinois. (3) For the year ended December 31, 2021, $20.0 million relates to a prepayment premium and $0.3 million relates to a write-off of unamortized loan procurement costs associated with the Company’s redemption, in full, of its $300.0 million of outstanding 4.380% senior notes due on December 23, 2021. Additionally, for the year ended December 31, 2021, $0.6 million relates to the Company's share of debt modification costs within the Company's unconsolidated real estate ventures. For the year ended December 31, 2020, loss on early extinguishment of debt relates to a $17.6 million prepayment premium and a $0.4 million write-off of unamortized loan procurement costs associated with the Company's redemption, in full, of its 2022 Notes on October 30, 2020. (4) For the year ended December 31, 2022, transaction-related expenses include severance expenses ($10.3 million) and other transaction expenses ($0.2 million). For the year ended December 31, 2021, transaction-related expenses include severance expenses ($14.8 million) and other transaction expenses ($0.2 million). Prior to our acquisition of LAACO, Ltd. on December 9, 2021, the predecessor company entered into severance agreements with certain employees, including members of their executive team. These costs were known to us and the assumption of the obligation to make these payments post-closing was contemplated in our net consideration paid in the transaction. In accordance with GAAP, and based on the specific details of the 65

APPENDIX – RECONCILIATION OF NON-GAAP MEASURES 66 arrangements with the employees prior to closing, these costs are considered post-combination compensation expenses. (5) The Company assumed a Paycheck Protection Program loan in conjunction with the LAACO transaction. This loan was subsequently forgiven by the Small Business Administration. (6) Relates to a nonrefundable commitment fee to obtain bridge financing in the event that the Company's November 2021 senior note offerings were delayed, or could not be executed, in advance of the LAACO transaction. Upon issuance of the senior notes, the bridge financing commitment expired and the fee was fully amortized. NOI We define net operating income, which we refer to as “NOI”, as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loss on early extinguishment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): equity in earnings of real estate ventures, gains from sales of real estate, net, other income and interest income. NOI is not a measure of performance calculated in accordance with GAAP. We use NOI as a measure of operating performance at each of our stores, and for all of our stores in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. We believe NOI is useful to investors in evaluating our operating performance because: • it is one of the primary measures used by our management and our store managers to evaluate the economic productivity of our stores, including our ability to lease our stores, increase pricing and occupancy and control our property operating expenses; • it is widely used in the real estate industry and the self-storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets; and • it helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of our basis in our assets from our operating results. There are material limitations to using a measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income. See below under “Same-Store Results” for a reconciliation of NOI to net income attributable to the Company’s common shareholders.

APPENDIX – RECONCILIATION OF NON-GAAP MEASURES

Same-Store Results

We consider our same-store portfolio to consist of only those stores owned (or partially owned and consolidated) and operated on a stabilized basis at the beginning and at the end of the applicable years presented. We consider a store to be stabilized once it has achieved an occupancy rate that we believe, based on our assessment of market-specific data, is representative of similar self-storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation. We believe that same-store results are useful to investors in evaluating our performance because they provide information relating to changes in store-level operating performance without considering the effects of acquisitions, developments or dispositions. As of December 31, 2023, we owned 592 same-store properties and 19 non-same-store properties. The non same-store property portfolio results include 2022 and 2023 acquisitions, dispositions, developed stores, stores with a significant portion of net rentable square footage taken out of service or stores that have not yet reached stabilization as defined above.

The following table compares our same-store and other results for the years ended December 31, 2023 and 2022 and reconciles our same-store results to net income attributable to the Company's common shareholders.

	Same-Store Property Portfolio		Non Same-Store Property Portfolio		Other/Eliminations		Total Portfolio	
	2023	2022	2023	2022	2023	2022	2023	2022
Revenues:								
Rental income	$ 882,011	$ 853,939	$ 29,988	$ 25,350	$ -	$ -	$ 911,999	$ 879,289
Other property related income	38,420	35,718	1,822	1,045	61,551	59,403	101,793	96,166
Property management fee income	-	-	-	-	36,542	34,169	36,542	34,169
Total revenues	920,431	889,657	31,810	26,395	98,093	93,572	1,050,334	1,009,624
Operating Expenses:								
Property operating expenses	245,447	241,833	10,050	9,133	39,283	42,294	294,780	293,260
Net Operating Income (NOI)	674,984	647,824	21,760	17,262	58,810	51,278	755,554	716,364
Depreciation and amortization							201,238	310,610
General and administrative							57,041	54,623
Subtotal							258,279	365,233
Other (expense) income								
Interest:								
Interest expense on loans							(93,065)	(93,284)
Loan procurement amortization expense							(4,141)	(3,897)
Equity in earnings of real estate ventures							6,085	48,877
Other							6,281	(10,355)
Total other expense							(84,840)	(58,659)
Net income							412,435	292,472
Net income attributable to noncontrolling interests in the Operating Partnership							(2,535)	(1,931)
Net loss attributable to noncontrolling interests in subsidiaries							857	722
Net income attributable to the Company's common shareholders							$ 410,757	$ 291,263

67

5 Old Lancaster Road Malvern, PA 19355 www.cubesmart.com

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 CUBESMART Proxy for Annual Meeting of Shareholders on May 21, 2024 Solicited on Behalf of the Board of Trustees The undersigned hereby appoints Christopher P. Marr, Timothy M. Martin, and Jeffrey P. Foster, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the Common Shares of the Company, held of record by the undersigned on March 22, 2024, at the Annual Meeting of Shareholders to be held on Tuesday, May 21, 2024, at 8:00 a.m., Eastern Time, at Cubesmart, 5 Old Lancaster Road, Malvern, PA 19355, and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as directed on the reverse side. For more information on how to obtain directions to be able to attend the annual meeting and/or vote in person at the annual meeting please see the accompanying proxy statement or contact our Secretary at 610-535-5000. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. (Continued and to be signed on the reverse side.) 1.1

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF SHAREHOLDERS OF CUBESMART May 21, 2024 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE ELECTION OF TRUSTEES AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ------------------ ---------------- 20933000000000000000 0 052124 COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2024. The proxy statement and 2023 Annual Report to Shareholders are available at http://investors.cubesmart.com/sec-filings/documents/default.aspx 1. Election of Trustees: O Piero Bussani O Jit Kee Chin O Dorothy Dowling O John W. Fain O Jair K. Lynch O Christopher P. Marr O Deborah Ratner Salzberg O John F. Remondi O Jeffrey F. Rogatz 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024; 3. To cast an advisory vote to approve our executive compensation; To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before this meeting. If this proxy card is properly executed and returned to the Company, the attorney-in-fact and proxy will vote all of the undersigned's shares entitled to vote on the matters hereon as directed hereon or, where no direction is indicated, the undersigned's vote will be cast FOR each of the matters hereon. The attorney-in-fact and proxy will vote such shares as recommended by the Board of Trustees, or, if no recommendation is given, in his own discretion, with regard to any other matters as may properly come before the meeting, including any proposal to adjourn or postpone the meeting. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: x